EXHIBIT 10.20

LOAN AGREEMENT
This LOAN AGREEMENT (“Agreement”) is made and entered into effective as of September 10, 2014, by and among BOP FIGAT7TH LLC, a Delaware limited liability company (“Borrower”), and the financial institutions that are or may from time to time become parties hereto and are described on Schedule 1 hereto (collectively and expressly together with Compass and its successors and assigns, from time to time a party hereto, “Lender” or “Lenders”), and COMPASS BANK, an Alabama banking corporation (in its individual capacity, “Compass”), as Administrative Agent for itself, and for each of the Lenders from time to time a party hereto.

ARTICLE I

DEFINITION OF TERMS

1.1Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
Accounts: Collectively, the Lockbox Account, Operating Account, Tax and Insurance Reserve and the Security Deposit Account and any other accounts of Borrower with Lender or Administrative Agent on behalf of Lender as may be required by this Agreement or any of the other Loan Documents.
Administrative Agent: As of the Effective Date, Compass, in its capacity as Administrative Agent for itself and each of the Lenders under this Agreement, and any permitted successor or assign of Compass in such capacity.
Administrative Fee: The administrative fee to be paid by Borrower to Compass, for-itself and not as either co-agent nor as on behalf of any of the other Lenders, to the extent provided in the Fee Letter Agreement, in consideration for Compass to administer the Loan.
Advance: A disbursement by Administrative Agent or any Lender, deposit to Borrower’s account, check to third party on Borrower’s behalf of any of the proceeds of the Loans or any insurance proceeds; provided that any disbursements of such insurance proceeds shall not be considered an Advance of Loan proceeds.
Affiliate: A Person controlling, controlled by, or under common control with the Person in question whether such control is direct or indirect or through one or more intermediaries.
Aggregate Commitment: The Commitments of all Lenders.
Agreement: This Loan Agreement, as the same may from time to time be amended or supplemented.
Annual Budget: As defined in Section 5.16 hereof.
Applicable Bank Rate: As defined in the Note.
Applicable LIBOR Rate: As defined in the Note.
Appraisal: A written appraisal of the Mortgaged Property and Land (Parking) in the aggregate prepared by an independent MAI appraiser properly certified by the state where the Land is located, as approved and retained by Administrative Agent, which appraisal shall be prepared in accordance with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
Approved Lease: Leases existing as of the date hereof and included in the rent roll delivered pursuant to Subsection 3.1(l)(13) hereof and any new Lease or renewal lease arrangements with third party Tenants conforming

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in all material respects with the requirements of the Loan Documents which has been approved or deemed approved by Lender or which does not require the approval of Lender pursuant to the terms hereof.
Approved Lease Form: That form of lease agreement that Borrower presently utilizes or any subsequent form of lease agreement that Borrower utilizes in leasing all or any part of the Mortgaged Property for which Borrower obtains Lender’s prior written consent thereto for Borrower’s use of such form, which consent shall not be unreasonably withheld, conditioned or delayed. Lender acknowledges that it approves the Approved Lease Form delivered pursuant to Subsection 3.1(l)(11) hereof.
Approved Letter of Credit: A freely assignable, unconditional and irrevocable letter of credit issued by an Approved Letter of Credit Bank, all in a form approved by Administrative Agent in Administrative Agent’s sole and absolute discretion.
Approved Letter of Credit Bank: A United States financial institution with a Standard & Poor’s rating of “A-” or better and a Moody’s rating of “A2” or better, or a comparable rating from another nationally recognized statistical rating agency that is otherwise acceptable to Lender, provided that, in the event that any such financial institution’s Standard & Poor’s or Moody’s rating is either reduced below “A-” in respect to a Standard & Poor’s rating or below “A2” in respect to a Moody’s rating, then such financial institution shall no longer be deemed to be an Approved Letter of Credit Bank.
Architectural Barrier Laws: Any and all architectural barrier laws, including, without limitation, the Americans with Disabilities Act of 1990, P.L. 101‑336 or any successor thereto.
Assignee: As defined in Subsection 11.7(a) hereof.
Assignment Agreement: As defined in Subsection 11.7(a) hereof.
Assignment of Interest Rate Protection Agreement: An Assignment of Interest Rate Protection Agreement among Borrower, Administrative Agent and the Counterparty, in a form reasonably approved by Administrative Agent.
Assignment of Title Insurance Proceeds: An Assignment of Title Insurance Proceeds by Borrower and Land (Parking) Owner to and for the benefit of Administrative Agent.
Available Commitment: As to any Lender at any time, the difference between (i) the amount of such Lender’s Commitment and (ii) the Outstanding Principal Balance under such Lender Notes; provided that, upon the initial Advance of the Lender’s Commitment as of the Effective Date, the Available Commitment shall equal zero.
Business Day: Any day other than a Saturday, Sunday, or other day on which commercial banks located in Dallas, Texas, Los Angeles, California, or New York, New York, are authorized by law to close.
Calendar Period: Collectively, for the Debt Coverage Ratio (Extension), (i) in regards to the calculation of Gross Income attributable to those Leases that are not a Qualified Lease (Partial Percentage Rent) or Qualified Lease (Total Percentage Rent), each trailing three (3) consecutive calendar month period, (ii) in regards to the calculation of Gross Income attributable to those Leases that are a Qualified Lease (Partial Percentage Rent), for that portion of the Gross Income that is not related to a percentage calculation, each trailing three (3) consecutive calendar month period and for that portion of the Gross Income that is related to a percentage calculation, each trailing twelve (12) consecutive calendar month period, which shall be annualized in the event that such percentage rent portion is for a period less than such twelve (12) month period, (iii) in regards to the calculation of Gross Income attributable to those Leases that are a Qualified Lease (Total Percentage Rent), each trailing twelve (12) consecutive calendar month period, which shall be annualized in the event that such percentage rent is for a period less than such twelve (12) month period, (iv) in regards to the calculation of Gross Income attributable to normal and regular income with respect to the Mortgaged Property and the Land (Parking), including, without limitation, any income generated from the use of amenities within the Mortgaged Property and the Land (Parking), each trailing three (3) consecutive calendar month period, (v) in regards to the calculation of the Operating Expenses, each trailing

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twelve (12) consecutive calendar month period and (vi) in regards to the calculation of the Debt Service Requirements, each trailing twelve (12) consecutive calendar month period.
Capital Expenses: Those expenses that are capital in nature or required under GAAP to be capitalized.
Carry Obligations: The payment of all (i) customary or necessary operating expenses of the Mortgaged Property reasonably incurred, including without limitation, Taxes and Insurance Premiums and which would be incurred with respect to the Mortgaged Property during the period from and after the Effective Date through and including the Carry Obligations Date and (ii) all scheduled interest payments which has accrued and which would accrue from and after the Effective Date through and including the Carry Obligations Date.
Carry Obligations Date: The earlier to occur of (i) the Original Maturity Date or (ii) the Transfer Date, as may be extended.
Cash Trap Event: The occurrence of an Event of Default.
Cash Trap Event Cure: The cure or waiver of all continuing Events of Default. Notwithstanding the foregoing, in the event multiple Cash Trap Events have occurred, no Cash Trap Event Cure shall be deemed effective unless a Cash Trap Event Cure has occurred for each such Cash Trap Event.
Cash Trap Event Period: A period commencing upon the occurrence of a Cash Trap Event and terminating upon the occurrence of a Cash Trap Event Cure.
Casualty: Any material damage to or destruction of the Mortgaged Property or any part thereof.
Code: The Uniform Commercial Code, as amended from time to time, in effect in the State of Texas and the state in which the Mortgaged Property is located, as applicable.
Commitment: With respect to any Lender, such Lender’s commitment to make Loans under this Agreement. The initial amount of each Lender’s Pro Rata Share of the Commitment Amount is set forth below on Schedule 1 attached hereto.
Commitment Amount: At any time, the aggregate principal amount of the Loans outstanding at such time plus the sum of the Available Commitment of each Lender at such time. The maximum Commitment Amount is equal to $35,000,000.00, and will be reduced by any principal payments made under the Loans.
Commitment Fee: The commitment fee to be paid by Borrower to Administrative Agent pursuant to the applicable provisions of this Agreement and the Fee Letter Agreement, in consideration for Lenders agreeing to make the Loans.
Compass: COMPASS BANK, an Alabama banking corporation whose mailing address for notice hereunder is 8080 North Central Expressway, Suite 310, Dallas, Texas 75206, Attention: Institutional Real Estate Lending Department, its successors and assigns.
Condemnation: Any condemnation proceeding instituted or threatened in writing affecting the Mortgaged Property or any part thereof.
Constituent Party: Any signatory to this Agreement that signs on Borrower’s behalf that is a corporation, limited liability company, general partner, general partnership, limited partnership, joint venture, trust, or other type or business organization.
Construction Contracts: Any and all contracts, subcontracts, and agreements, written or oral, between Borrower and any other party, and between parties other than Borrower, in any way relating to the construction of any Improvements on the Land or the supplying of material (specially fabricated or otherwise), labor, supplies or other services therefor.

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Contested Item: Any imposition, mechanic’s or materialman’s lien asserted against all or any portion of the Mortgaged Property or the Land (Parking) if, and so long as (i) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement of collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same, (ii) subject to the immediately succeeding sentence, Borrower shall have furnished to Administrative Agent a cash deposit, an indemnity bond satisfactory to Administrative Agent with a surety satisfactory to Administrative Agent or an indemnity satisfactory to Administrative Agent from an indemnitor satisfactory to Administrative Agent in the amount equal to one hundred ten percent (110%) of the amount of such imposition or lien claim to ensure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof, (iii) Borrower shall promptly upon final determination thereof pay the amount of any such imposition or lien claim so determined, together with all costs, interest and penalties which may be payable in connection therewith, (iv) the failure to pay such imposition or lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property, and (v) notwithstanding the foregoing, Borrower shall (from its own funds or Loan proceeds available in accordance with this Agreement) immediately upon request of Administrative Agent pay any such imposition or lien claim notwithstanding such contest, if in the reasonable opinion of Administrative Agent the Mortgaged Property is in imminent jeopardy or in imminent danger of being forfeited or foreclosed. Administrative Agent may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Administrative Agent, (x) the entitlement of such claimant is established and (y) such payment is necessary to protect Lenders’ interest in the Mortgaged Property. Notwithstanding anything in this definition or as otherwise provided in any of the Loan Documents, the Lien (Tenant) shall also qualify as and constitute a Contested Item until that date that is one hundred twenty (120) days from the Effective Date.
Contractor: Collectively, any other person or entity with whom Borrower contracts for the development, construction and completion of the Improvements or any portion thereof, excluding, for the avoidance of doubt, Tenants.
Contracts: All of the right, title, and interest of Borrower in, to, and under any and all: (i) agreements relating in any way to the construction of the Improvements or provision of materials therefor (including, without limitation, the Construction Contracts); (ii) contracts for the sale of all or any portion of the Mortgaged Property, whether such Contracts are now or at any time hereafter existing, together with all payments, earnings, income, and profits arising from sale of all or any portion of the Mortgaged Property or from the Contracts and all other sums due or to become due under and pursuant thereto; (iii) contracts, licenses, permits, and rights relating to utility services whether executed, granted, or issued by a private person or entity or a governmental or quasi-governmental agency, which are directly or indirectly related to, or connected with, the Mortgaged Property and (iv) all other contracts which in any way relate to the design, use, enjoyment, occupancy, operation, maintenance, or ownership of the Mortgaged Property (save and except any and all leases, subleases or other agreements pursuant to which Borrower is granted a possessory interest in the Land), including but not limited to engineer contacts, architect’s contracts, maintenance agreements, construction contracts and service contracts.
Control: The ability, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including by being the sole general partner or sole managing member of the Person in question), to (i) direct or cause the direction of the management and policies of the Person in question and (ii) conduct the day-to-day business operations of the Person in question. “Controlling”and “Controlled” have meanings correlative thereto.
Counterparty: Each counterparty to, or issuer of, any Interest Rate Protection Agreement (other than Borrower or an Affiliate of Borrower) reasonably approved by Administrative Agent in accordance with Section 6.9.hereof.
Counterparty Consent: As defined in Section 6.9 hereof.
DCR Compliance Certificate: A certificate to be furnished to Lender, in the form of Exhibit G attached hereto and incorporated herein by this reference, prepared, executed, and sworn to by Borrower, showing the calculation of Debt Coverage Ratio (Extension) for the applicable Calendar Period, together with such documentation as necessary to substantiate such calculation.

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DCR Compliance Date(s): Collectively, the Original Maturity Date and the expiration of the First Extension Period, as required pursuant to the terms and conditions relating to an Extension Option.
Debt Coverage Ratio (Extension): The ratio of Net Operating Income for a Calendar Period divided by Debt Service Requirements with respect to such same Calendar Period as described in Subsection 2.5(e) hereof.
Debt Coverage Ratio (Extension) Minimum: 1.30 to 1.00.
Debt Service Requirements: means the greater of (i) all principal and interest payments which would be owing during the immediately prior Calendar Period in accordance with the Loan Documents and (ii) all principal and interest payments which would be owing during the immediately prior Calendar Period, based upon a hypothetical payment schedule calculated using (a) the Outstanding Principal Balance, (b) a mortgage style level-payment amortization schedule of twenty-five (25) years and (c) a per annum interest rate equal to the greater of (1) that effective Note Rate per annum being borne on the Loan as of the date that is five (5) Business Days prior to the date when such calculation is to be determined, (2) the Treasury Rate plus two and one-half percent (2.50%) and (3) six percent (6.00%).
Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.
Default Rate: As defined in the Note.
Defaulting Lender: As defined in Subsection 9.2(c) hereof.
Design Professional: Any person or entity with whom Borrower contracts for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements, if any.
Design Services Contract: Collectively, all contracts and agreements entered into between Borrower and each Design Professional pertaining to the design, development and construction of the Improvements, if any.
Development Contracts: Collectively, the Contracts, Construction Contracts, the Plans and Design Services Contracts.
Disposition: Except for a Permitted Disposition, any sale, lease (except as expressly permitted pursuant to the Loan Documents including Section 5.17 hereof), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein, whether equitable or legal) including, without limitation, transfers by contract for deed, transactions in the nature of assumption, transactions in the nature of a taking subject to, and transactions using a wrap-around technique, or all or any part, indirectly, of the beneficial ownership of any manager or managing member in Borrower, including, without limitation, any sale, pledge or assignment of any interest in any manager, managing member or general partner of Borrower, any managing membership interest or general partnership in Borrower or any manager, managing member or general partner of Borrower, or the withdrawal from or admission into Borrower or any manager, managing member or general partner of Borrower of any new or additional manager, managing member or general partner, any alteration of the distribution of managing, managing membership or general partner interest of Borrower or any manager, managing member or general partner of Borrower, whether same be a change in the distribution of profits interests, capital interests or a combination of same; or any such attempted sale, pledge, assignment, transfer, admission or alteration, or any direct or indirect change of ownership or control of any manager, managing member or general partner of Borrower.
Distributions: Those distributions from Borrower to any Interest Holder other than to Administrative Agent, on behalf of the Lenders of any property, capital, contributions, money, or consideration whatsoever except as expressly provided for in this Agreement.

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Effective Date: September 10, 2014.
Eligible Assignee: Any Person who is: (i) a Lender; (ii) an Affiliate of a Lender; (iii)  a commercial bank, a savings and loan association or savings bank or similar financial institutions, trust company, insurance company, investment bank, mutual fund or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000.00 and (iv) any other Person (other than a natural person) approved by the Administrative Agent; provided, that unless an Event of Default has occurred and is continuing, Borrower shall have the right to approve any assignee under clauses (iii) and (iv) hereof (each such approval not to be unreasonably withheld, conditioned or delayed).
Environmental Liabilities Agreement: That certain Environmental Liabilities Agreement of even date herewith executed by Borrower and Guarantor for the benefit of Lenders.
Equity Contribution: Borrower’s equity contribution to the Mortgaged Property from Borrower’s equity funds comprised by except for the Loan, (i) the debt and lien free ownership of the Mortgaged Property and (ii) the funding of all Leasing Expenses due and payable as of the date hereof.
ERISA: The Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereof.
Event of Default: Any happening or occurrence described in Section 7.1 hereof.
Excluded Taxes: Any of the following taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to an applicable law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 9.5, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) taxes attributable to such Lender’s failure to comply with Section 9.6 and (d) any U.S. federal withholding taxes imposed under FATCA.
Extension Curative Amount: As defined in Subsection 2.5(g) hereof.
Extension Curative Rights: As defined in Subsection 2.5(g) hereof.
Extension Fee: Collectively, (i) a fee in the amount equal to the product of fifteen hundredths percent (0.15%) multiplied by the Outstanding Principal Balance (less any Extension Curative Amount paid in connection with the First Extension Option pursuant to Section 2.5) as of the date of the Original Maturity Date to be paid by Borrower to Lender for the First Extension Option and (ii) a fee to be paid in the amount equal to the product of fifteen hundredths percent (0.15%) multiplied by the Outstanding Principal Balance (less any Extension Curative Amount paid in connection with the Second Extension Option pursuant to Section 2.5) as of the expiration of the First Extension Period to be paid by Borrower to Lender for the Second Extension Option.
Extension Option: The First Extension Option and/or the Second Extension Option, as the case may be, as defined in Section 2.5 hereof.
Extension Period: The First Extension Period or the Second Extension Period, as the case may be.
Extension Request: As defined in Section 2.5 hereof.

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FATCA: Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
Federal Funds Rate: for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.
Fee Letter Agreement: That certain Fee Letter Agreement dated of even date herewith, executed by Borrower and Compass, for Compass’ own account.
Financial Covenants: Those financial covenants as set forth in Section 3.7 of the Guaranty.
Financial Covenants Compliance Certificate: A financial covenants compliance certificate of Guarantor in the form of Exhibit H attached hereto and incorporated herein by this reference, certified by the appropriate officer of Guarantor pursuant to the applicable provisions of this Agreement, certifying that as of the date thereof, the calculation of the Financial Covenants, together with such documentation as necessary to substantiate such calculation.
Financial Covenants Curative Amount: As defined in Section 5.22 hereof.
Financial Covenants Curative Rights: As defined in Section 5.22 hereof.
Financial Statement Certificate: A financial statement certificate of Borrower in the form of Exhibit E attached hereto and incorporated herein by this reference.
Financing Statement: Collectively, the financing statement or financing statements (on Standard Form UCC-1 or otherwise) delivered by Borrower in connection with the Loan Documents.
First Extension Option: As defined in Section 2.5 hereof.
First Extension Period: If exercised, the period of twelve (12) months commencing on the first day after the Original Maturity Date.
Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Borrower and are now or hereafter attached to the Land or the Improvements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.
Foreign Lender: A Lender that is not a U.S. person as defined in Section 7701(a)(30) of the Internal Revenue Code.
GAAP: Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except to the extent that a deviation therefrom is expressly permitted by this Agreement.

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Governmental Authority: Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.
Governmental Requirements: All statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority, including, without limitation, any Architectural Barrier Law, applicable to Borrower, Guarantor or the Mortgaged Property.
Gross Income: The sum of (a) the rentals, revenues and other cash forms of consideration from Qualified Leases including, without duplication, Tenant Reimbursements, received by, or paid to or for the account of or for the benefit of Borrower resulting from or attributable to the operation, leasing and occupancy of the Mortgaged Property, determined on a cash basis (except as specified herein) in accordance with a modified GAAP basis approved by Administrative Agent, during the applicable Calendar Period (any such amount shall be annualized if such Calendar Period is less than the full trailing twelve (12) consecutive calendar month period), (b) all other normal and regular income with respect to the Mortgaged Property and the Land (Parking), determined on a cash basis in accordance with a modified GAAP basis, including, without limitation, any income generated from the use of amenities within the Property during the applicable Calendar Period (any such amount shall be annualized if such Calendar Period is less than the full trailing twelve (12) consecutive calendar month period), and (c) the rentals, revenues and other cash forms of consideration, including, without duplication, Tenant Reimbursements, from any Qualified Lease that, on the date of determination, is then in a rent abatement or free rent period, to the extent the tenant is in occupancy and such rent and expense recoveries would have been paid under such Qualified Lease during the applicable Calendar Period, if such rent abatement or free rent period were not then in effect during such applicable Calendar Period (any such amount shall be annualized if such Calendar Period is less than the full trailing twelve (12) consecutive calendar month period). Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following: (i) any security or other deposits of lessees and Tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees; (ii) any security and other type deposits and advance rentals relating to the Mortgaged Property which have not been forfeited or other non-recurring income; (iii)  the proceeds of any financing or refinancing with respect to all or any part of the Mortgaged Property; (iv) the proceeds of any sale or other capital transaction of all or any portion of the Mortgaged Property; (v) any insurance or condemnation proceeds paid with respect to the Mortgaged Property, except for rental loss or business interruption insurance; (vi) any Lease Termination Payments; (vii) all sales taxes, excise taxes or similar taxes collected as direct taxes payable to any taxing authority; (viii) proceeds of sale of depreciable Personalty (ix) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the Lien Instrument or the other Loan Documents; provided, however, nothing set forth herein shall in any manner imply Lender’s consent to a sale, refinancing or other capital transaction.
Guarantor: BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company.
Guaranty: That or those instruments of guaranty now or hereafter in effect from Guarantor to Administrative Agent on behalf of Lender guaranteeing the repayment of all or any part of the Loan, the satisfaction of, or continued compliance with, the covenants contained in the Loan Documents, or both.
Hard Costs: All costs of the construction or renovation of Improvements other than Soft Costs.
Improvements: Any and all buildings, covered garages, air conditioning towers, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof, including that certain three-level, 332,293 square foot open-air retail center with related amenities.
Indebtedness: (i) The principal of, interest on, or other sums evidenced by the Note otherwise due or owing from Borrower under the Loan Documents; (ii) any other amounts, payments, or premiums payable by Borrower under the Loan Documents; (iii) such additional sums, with interest thereon, as may hereafter be borrowed from Lender, its successors or assigns, by Borrower or the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); (iv) any and all sums due and owing to Compass or an Affiliate of Compass under and pursuant to an Interest Rate Protection Agreement (Compass), if applicable; and

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(v) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of any of the foregoing, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.
Indemnified Liabilities: As defined in Section 10.7.
Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other loan party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
Inspecting Person: A person reasonably designated by Administrative Agent from time to time who may inspect the Improvements from time to time pursuant to and in accordance with the terms of this Agreement for the benefit of Administrative Agent.
Insurance Policy(ies): A policy of insurance or those policies of insurance as described in the Insurance Requirements.
Insurance Premiums: The amount of insurance premiums required for Borrower’s compliance with the Insurance Requirements; provided that the amount of Insurance Premiums shall not include those Insurance Premiums related to a blanket Insurance Policy maintained in accordance with the Loan Documents.
Insurance Requirements: Those insurance requirements as described in Section 5.12 hereof.
Insured Casualty: Any Casualty covered by an Insurance Policy.
Interest Holder: Any individual or entity who owns or has rights to a direct, indirect or beneficial interest in Borrower, Guarantor, a Constituent Party, a manager, or member of Borrower.
Interest Period: As defined in the Note.
Interest Rate Option Selection: An irrevocable written notice in the form of Exhibit D attached hereto and incorporated herein by this reference evidencing Borrower’s election to designate or redesignate all or certain portions of the Outstanding Principal Balance to bear interest at the Applicable Bank Rate or the Applicable LIBOR Rate, subject to the terms, conditions and requirements of the Note and, to the extent Borrower should elect that such portions bear interest at the Applicable LIBOR Rate, designating a duration for the Interest Period for such portion.
Interest Rate Protection Agreement: Any interest rate swap agreement, International Swaps and Derivatives Association, Inc. (ISDA) Master Agreement, or any similar agreement or arrangement now existing or hereafter entered into by Borrower, at Borrower’s option, in connection with the loan evidenced by the Note to hedge the risk of variable interest rate volatility or fluctuations of interest rates, as any such agreement or arrangement may be modified, supplemented, and in effect from time to time.
Interest Rate Protection Agreement (Compass): An Interest Rate Protection Agreement entered into by Borrower and Compass or an Affiliate of Compass.
Land: The real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, which has an address of 735 South Figueroa Street, Los Angeles, Los Angeles County, California, 90017, together with all right, title, interest, and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber, crops, pertaining to such real property and (iv) all appurtenances and all reversions and remainders in or to such real property, which for the avoidance of doubt, excludes the Land (Parking); provided that, in the event that Borrower subsequently acquires title to the Land (Parking), then at all times subsequent to the date of such acquisition, the term “Land” shall include the Land (Parking) in all respects.

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Land (Parking): The real property or interest therein described in Exhibit A-1 attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water and water rights, timber, crops, pertaining to such real property; and (iv) all appurtenances and all reversions and remainders in or to such real property.
Land (Parking) Owner: BOP FIGAT7TH PARKING LLC, a Delaware limited liability company
LC Release Conditions: The earlier of (a) the payment in full to Lender of all sums due and owing with respect to the Indebtedness and the performance of the Obligations under the Loan Documents or (b) the simultaneous satisfaction of the following condition: receipt by Administrative Agent of a LC Release Request at least ten (10) Business Days prior to Borrower’s requested effective date of such release, with such written request by Borrower accompanied by the following certifications: (i) no Event of Default or Potential Default has occurred and is then existing and (ii) no Material Adverse Change is existing.
LC Release Request: A written request from Borrower to Administrative Agent requesting the release of any of the Letter of Credit (Extension Curative Amount) and/or the Letter of Credit (Financial Covenants).
Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.
Lease Termination Payments: (i) All fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Borrower relating to unamortized Leasing Expenses under any Lease.
Leasing Expenses: Actual out-of-pocket expenses incurred by Borrower and payable to third parties that are not Affiliates of Borrower or Guarantor (unless such Affiliate has been previously approved by Administrative Agent, it being acknowledged that Manager has been approved by Administrative Agent) in connection with leasing space at the Mortgaged Property pursuant to Approved Leases, including brokerage commissions and tenant improvements and allowances, (i) in connection with an Approved Lease, (ii) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Administrative Agent’s approval under the Loan Documents or a Lease otherwise approved by Administrative Agent, which approval shall not be unreasonably withheld or delayed and (iii) are substantiated by executed Lease documents.
Leasing Expenses Obligations: The contribution to Borrower and Borrower’s obligation to fund the Leasing Expenses pursuant to the terms and conditions of this Agreement, in each case, as and when due and payable in a total aggregate amount not to exceed $7,660,807.00.
Legal Requirements: Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, any Guarantor or the Mortgaged Property.
Lender Default Obligation: As defined in Subsection 9.2(c) hereof.
Lender Reply Period: As defined in Subsection 10.2(f) hereof.

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Lender(s): Collectively and expressly together with Compass and the financial institutions that are or may from time to time become parties hereto and are described on Schedule 1 hereto and their respective permitted successors and assigns, from time to time a party hereto.
Letter of Credit: Collectively, the Letter of Credit (Extension Curative Amount) and the Letter of Credit (Financial Covenants).
Letter of Credit (Extension Curative Amount): That certain Approved Letter of Credit or Approved Letters of Credit in an amount not less than the Extension Curative Amount as provided in accordance with Section 2.5 hereof.
Letter of Credit (Financial Covenants): That certain Approved Letter of Credit or Approved Letters of Credit in an amount not less than the Financial Covenant Curative Amount as provided in accordance with Section 5.22 hereof.
Liabilities: Collectively, the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms and conditions of the Loan Documents.
Lien: Any valid and enforceable interest in any property securing an indebtedness, obligation, or liability owed to or claimed by any Person other than the owner of that property, whether that indebtedness is based on the common law, statute, or contract, including, without limitation, liens created by or pursuant to a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment, or bailment for security purposes.
Lien (Tenant): The Lien created pursuant to that certain Mechanic’s Lien dated on or about August 20, 2014 filed of record as Document # 20140875934 in the Official Records of the Recorder’s Office in Los Angeles County, California.
Lien Instrument: The Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith pursuant to which Borrower mortgages the Mortgaged Property to secure the Loan.
Loan Amount: That amount equal to the lesser of (i) Thirty-Five Million and No/100 Dollars ($35,000,000.00), (ii) seventy percent (70%) of the “as is” “real estate only” fair market value of the Mortgaged Property (excluding any value that may be attributable to any of business enterprise intangible value, furniture, equipment, trade fixtures or other fixtures that are not permanently incorporated in the Improvements) and the Land (Parking) as indicated by an Appraisal and (iii) sixty-five percent (65%) of the “as stabilized” “real estate only” fair market value of the Mortgaged Property (excluding any value that may be attributable to any of business enterprise intangible value, furniture, equipment, trade fixtures or other fixtures that are not permanently incorporated in the Improvements) and the Land (Parking) as indicated by an Appraisal.
Loan Documents: The Note, the Lien Instrument, this Agreement, the Security Agreement, the Financing Statement, the Environmental Liabilities Agreement, the Guaranty, the Pledge Documents, the Assignment of Title Insurance Proceeds, the Interest Rate Protection Agreement (Compass), if any, and any and all other documents now or hereafter executed by Borrower or Guarantor in connection with the Loan, the Indebtedness evidenced by the Note, or the covenants contained in this Agreement.
Loan(s): Collectively, the loans to be made by Lenders to Borrower pursuant to this Agreement as evidenced by the Notes.
Loan-to-Value Ratio (As-Is): The quotient of (i) the Outstanding Principal Balance divided by (ii) the “as-is” “real estate only” fair market value of the Mortgaged Property and Land (Parking) in the aggregate (excluding any value that may be attributable to any of business enterprise intangible value, furniture, equipment, trade fixtures or other fixtures that are not permanently incorporated in the Improvements) as indicated by an Appraisal.
Loan‑to‑Value Ratio (As-Is) (Maximum): Sixty-Five Percent (65%).

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Local Issues: As defined in Section 11.4 hereof.
Lockbox Account: A blocked, restricted deposit account No. 6720286589 for Borrower maintained with Administrative Agent, into which all revenues, receipts and profits received from the Mortgaged Property shall be directly deposited.
Losses: Any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable outside attorneys’ fees and other costs of defense).
Major Contract: Any Contract (other than the Loan Documents) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto is reasonably expected to result in a Material Adverse Change.
Major Lease: Any other Lease covering 20,000 or more net rentable square feet of the Mortgaged Property; provided further that one or more Leases with a Person and its Affiliates shall be considered together in determining whether such Leases are collectively a Major Lease for purposes of this Agreement.
Major Lease Tenant: A Tenant under a Major Lease.
Management Agreement: A property management agreement between Borrower and the Manager with respect to the management of the Mortgaged Property.
Manager: BROOKFIELD PROPERTIES MANAGEMENT (CA) INC., a Delaware corporation.
Material Adverse Change: Any material and adverse effect on (i) the ability of Borrower to perform its obligations under any Loan Documents to which it is a party, (ii) the financial condition of Guarantor which results in a failure of Guarantor to maintain the Financial Covenants; provided, however, if Borrower or Guarantor cures any such failure as herein provided, such failure shall not be deemed a Material Adverse Change or (iii) the validity, enforceability or binding effect of any of the Loan Documents, if Borrower does not execute and deliver such documents as may be required to correct the material and adverse change in the validity, enforceability or binding effect of the Loan Documents within thirty (30) days after receipt thereof from Lender.
Maturity Date: The Original Maturity Date; subject, however, to (a) the Extension Option and (b) the right of acceleration as herein provided and as provided in the Loan Documents.
Maximum Lawful Rate: The rate utilized by Lender pursuant to either (i) the weekly rate ceiling from time to time in effect as provided in Chapter 303, as amended, of the Texas Finance Code or (ii) United States federal law which permits Lender to contract for, charge, or receive a greater amount of interest than that provided by such Chapter 303, as amended, for the purpose of determining the maximum lawful rate allowed by applicable laws. Additionally, to the extent permitted by applicable law now or hereinafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.
Minerals: All substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the Land, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.
Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Construction Contracts, Plans, Leases, Rents and Reserves and any interest of Borrower now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Construction Contracts, Plans, Leases, Rents and Reserves, together with any and all other security and collateral of any nature whatsoever, now or hereafter

LOAN AGREEMENT – PAGE 12

given for the repayment of the Indebtedness or the performance and discharge of the Obligations. As used in this Agreement, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.
Net Operating Income: For each applicable Calendar Period, Gross Income annualized, less Operating Expenses annualized, determined on a cash basis of accounting except as otherwise provided herein.
Net Worth: The meaning of the term “net worth” as used in accordance with GAAP, except (i) in computing Net Worth any intangible assets (i.e. goodwill) shall be excluded, (ii) notes or obligations receivable from Affiliates shall be given no value as assets, (iii) the other notes or obligations receivable shall be properly valued based upon the creditworthiness of the obligated party and any security for such obligation and (iv) with assets being limited to only those assets calculated on an unconsolidated and unrestricted basis
Net Worth (Minimum): $500,000,000.00.
Note Rate: The Applicable Bank Rate and the Applicable LIBOR Rate, as may be applicable.
Note(s): Collectively, one or more promissory notes in the form as set forth on Exhibit B attached hereto and incorporated herein by reference, payable to the order of the Lenders in the aggregate amount of the Commitments and executed by Borrower to evidence the Loans, and any and all renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of such promissory notes or of any promissory note or notes given in renewal, substitution or replacement therefor.
Obligations: Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or Guarantor to Lender, as set forth in the Loan Documents.
Operating Account: That certain deposit account No. 6720286074 for Borrower maintained with Administrative Agent, as Borrower’s principal bank account for Borrower and the Mortgaged Property.
Operating Certificate: An operating and rent roll certificate of Borrower in the form of Exhibit F attached hereto and incorporated herein by this reference.
Operating Expenses: Collectively, the aggregate of those amounts actually incurred and paid with respect to the ownership, operation, management, leasing and occupancy of the Mortgaged Property and the Land (Parking), determined on a cash basis, except as otherwise specified herein, in accordance with a modified GAAP basis with respect to the Mortgaged Property and the Land (Parking) for the immediately preceding Calendar Period including, but not limited to, any and all of the following (but without duplication of any item): (i) Taxes calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for Taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) Taxes for the Calendar Period shall be estimated based on the last such assessment for the Mortgaged Property; (ii) foreign, U.S., state and local sales, use or other taxes, except for taxes measured by net income; (iii) special assessments or similar charges against the Mortgaged Property and the Land (Parking); (iv) costs of utilities, air conditioning and heating for the Mortgaged Property and the Land (Parking) to the extent not directly paid by lessees or Tenants; (v) maintenance and repair costs for the Mortgaged Property and the Land (Parking); (vi) to the extent such amount is not actually incurred by Borrower as part of its repair and maintenance line item, an imputed reserve for capital replacement reserves equal to the amount of $0.15 per square foot of net leasable area of the Mortgaged Property; (vii) management fees for the Mortgaged Property and the Land (Parking); provided, however, the amount of such management fees which may be charged hereunder shall be equal to the greater of (a) actual aggregate management fees paid to Manager and (b) an amount equal to two and three-quarters percent (2.75%) of the Gross Income for each applicable calendar month; (viii) all salaries, wages and other benefits to “on-site” employees of Borrower or Borrower’s property manager (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower, Borrower’s property manager, Land (Parking) Owner and Land

LOAN AGREEMENT – PAGE 13

(Parking) Owner’s property manager) employed in connection with the leasing, maintenance and management of the Mortgaged Property and the Land (Parking) which are specifically not included within the management fee outlined in subdefinition (vii) above; (ix) Insurance Premiums calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Mortgaged Property and the Land (Parking) which was last billed to Borrower, adjusted to an annualized premium if necessary; (x) an amortized and prorated allocation of Leasing Expenses, excluding Capital Expenses and replacements; (xi) outside accounting and audit fees and costs and administrative expenses in connection with the direct operation and management of the Mortgaged Property and the Land (Parking); (xii) any payments, and any related interest thereon, to lessees or Tenants of the Mortgaged Property with respect to security deposits or other deposits required to be paid to Tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income and (xiii) to the extent not otherwise included in items (i) through (xii) above, amounts reimbursable as Tenant Reimbursements. Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following: (i) depreciation, amortization and any other non-cash deduction allowed to Borrower for income tax purposes; (ii) any and all principal, interest or other costs paid under or with respect to the Note or Loan, (iii) any Leasing Expenses or Capital Expenses which are capitalized in accordance with GAAP of which are not recovered as a Tenant Reimbursement, (iv) bad debts not related to the then current Calendar period, (v) corporate overhead costs allocated or charged to the Mortgaged Property, (vi) those audit fees incurred by Borrower in connection with the terms and conditions of the Loan Documents and (vii) those marketing expenses incurred on a national or regional basis including, without limitation, with respect to arts and events allocated to the Mortgaged Property.
Original Maturity Date: September 10, 2017.
Other Connection Taxes: Taxes imposed as a result of a present or former connection between a Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes: All present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment.
Outstanding Principal Balance: The outstanding principal balance of the Note(s).
Participant: As defined in Subsection 11.7(b) hereof.
Patriot Act: The USA Patriot Act Title III of Pub. L.107-56 (signed into law October 26, 2001).
Payment Date: As defined in the Note.
Permitted Disposition: Collectively means (i) an Approved Lease, (ii) a Contested Item, (iii) a Permitted Disposition (Brookfield), (iv) any Permitted Exceptions (which, for purposes of this definition, shall also include (a) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, and (b) any workers’, mechanics’ or other similar Liens on the Mortgaged Property, provided that any such Lien is bonded or discharged within sixty (60) days after Borrower first receives notice of such Lien), (v) the sale of any of Borrower’s assets (other than the Land, the Minerals, the Improvements, the Leases, the Rents and the Reserves) no longer used or useful in its business, (vi) the sale or lease of any of Borrower’s other assets in the ordinary course of business as presently conducted, provided that such sale or lease shall not be for materially less than the fair market value of such assets or be on terms which are not commercially reasonable, and provided further that such sale or lease shall not constitute or give rise to a default under any agreement to which Borrower is a party or by which Borrower is bound, and (vii) the removal of obsolete personal property and replacement non-obsolete personal property with equipment of generally the same character and quality.

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Permitted Disposition (Brookfield): Collectively means any of the following transfers: (i) transfers of direct or indirect equity interests in the Borrower, provided that: (a) Sponsor shall at all times Control the Borrower, (b) Sponsor shall at all times following such transfer own, directly or indirectly, at least twenty-five percent (25%) of the beneficial interests in Borrower and (c) to the extent applicable, each proposed transferee shall otherwise satisfy Lender’s Patriot Act requirements and (ii) transfers of (a) direct or indirect ownership interests in Sponsor and (b) ownership interests held by the Series A Preferred Shareholders in BROOKFIELD DTLA FUND OFFICE TRUST, INC., a Delaware corporation, or the accommodation shareholders of any Real estate investment trust in Borrower’s organizational structure shall not be restricted.
Permitted Exceptions: As defined in the Lien Instrument.
Permitted Investments: Any one or more of the following “cash,” “cash items”, or “government securities” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code: (i) direct obligations of the United States of America, or any agency thereof, or obligations fully guaranteed as to payment of principal and interest by the United States of America, or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America, and provided, however, that any such investment must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (ii) deposit accounts with or certificates of deposit which are (a) fully FDIC-insured issued by any bank or trust company organized under the laws of the United States of America or any state thereof and short term unsecured certificates of deposits and time deposits which are rated A1 or better by Standard & Poor’s Corporation or P1 or better by Moody’s Investors Service, Inc., in each case maturing not more than 90 days from the date of acquisition thereof, and (b) in the case of certificates of deposit, are negotiable and have a ready secondary market in which such investment can be disposed of and (iii) money market funds that are subject to regulation under the Investment Company Act of 1940, 15 U.S.C. 80a-1 et seq., and comply with the requirements of Rule 2a-7 thereof, as amended.
Person: An individual, partnership, joint venture, corporation, limited liability company, trust, estate, unincorporated association, government or any instrumentality thereof, or other legal entity, as applicable.
Personalty: All of the right, title, and interest of Borrower in and to (i) the Plans; (ii) all building and construction materials and equipment; (iii) furniture, furnishings, equipment, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (iv) general intangibles (including payment intangibles), money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, inventory, monetary obligations, chattel paper (including electronic chattel paper), investment property, instruments, documents, letter of credit rights, and commercial tort claims; (v) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Construction Contracts, Contracts, Plans or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land and (vi) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.
Plans: Any and all plans, specifications, shop drawings, or other technical descriptions prepared for construction of the Improvements, and all supplements thereto and amendments and modifications thereof.
Pledge Agreement: That certain Pledge Agreement of even date herewith by Borrower, as pledger for the benefit of Lender, the terms of which include the pledging of a continuing security interest in, among other things, all of Borrower’s membership interest in Land (Parking) Owner, as acknowledged and agreed to by Land (Parking) Owner.

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Pledge Documents: The Pledge Agreement, The Pledge (Proxy), the Pledge (Financing Statement) and any and all other documents now or hereafter executed by Borrower or Land (Parking) Owner in connection with the Pledge Agreement.
Pledge (Financing Statement): The Financing Statement related to the Pledge Agreement.
Pledge (Proxy): That certain Irrevocable Proxy Agreement of even date herewith by Borrower to Lender.
Post-Foreclosure Plan: As defined in Section 10.11 hereof.
Potential Default: Any event, circumstance or action has occurred and is then existing which, with the giving of notice, passage of time or failure to cure would give rise to an Event of Default.
Pro Rata Share: As to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the Outstanding Principal Balance of such Lender’s Note(s) bears to the Outstanding Principal Balance of the Note(s)), as described on Schedule 1 attached hereto.
Prohibited Distributions: Those Distributions that occur during those periods when (i) Lender has provided written notice to Borrower that a continuing Event of Default exists or (ii) Guarantor fails to comply with the Financial Covenants, taking into account applicable notice and cure rights set forth in Section 5.22 hereof. Notwithstanding the foregoing, in order to permit Borrower’s indirect Interest Holder that is a real estate investment trust to retain its qualification as a real estate investment trust and to eliminate potential income and excise tax liability, Borrower shall be eligible to make any Distribution limited to the extent of its net taxable income for any period in order to pay dividends or other Distributions to its Interest Holder.
Property Condition Report: That certain Property Condition Report (No. 14-116397.1) dated March 17, 2014, prepared by Partner Engineering & Science, Inc.
Proposed Lease: As defined in Section 5.17 hereof.
Qualified Lease: Each Approved Lease which meets the following additional criteria: (i) the commencement date of such Approved Lease has occurred and the Tenant has commenced the payment of all rentals due under such Approved Lease; (ii) landlord is not in material default (beyond any applicable grace or cure period) of its obligations under the Approved Lease; (iii) Tenant is not in default of a monetary obligation under such Approved Lease for a period greater than forty-five (45) days in duration; (iv) Tenant is not in material non-monetary default under such Approved Lease and has not failed to pay contractual rent under such Approved Lease for a period greater than forty-five (45) days in duration; (v) Tenant is not then subject to any pending voluntary or involuntary state or federal bankruptcy or insolvency proceeding regarding its assets and operations; (vi) such Approved Lease has not been terminated and (vii) the term of such Approved Lease is scheduled to expire at least three (3) months following the date of determination (or, if an Approved Lease is scheduled to expire within three (3) months, such Approved Lease, prior to the date of determination, has been renewed or extended in writing to a date which is greater than three (3) months following the date of determination).
Qualified Lease (Partial Percentage Rent): Any Qualified Lease the terms of which provide for the payment of a portion of the Lease rental being related to a percentage basis of calculation.
Qualified Lease (Total Percentage Rent): Any Qualified Lease the terms of which provide for the payment of the Lease rental being solely related to a percentage basis of calculation.
Qualified Manager: A reputable and experienced professional management organization reasonably approved by Administrative Agent.
REA: Collectively, the REA (Master) and the REA (Sub).

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REA (Master): Collectively, that certain Amended and Restated Owners’ Operating and Reciprocal Easement Agreement by and among Seventh Street Plaza Associates, The Community Redevelopment Agency of the City of Los Angeles, California, and PPLA Plaza Limited Partnership, dated June 20, 1986, recorded June 4, 1987 as instrument no. 87-885291 in the Official Records of Los Angeles County, California, as modified by Amendment No. 1 to Amended and Restated Owners’ Operating and Reciprocal Easement Agreement by and between PPLA Plaza Limited Partnership and South Figueroa Plaza Associates (as successor in interest to Seventh Street Plaza Associates), dated December 5, 1990, recorded December 21, 1990 as instrument no. 90-21082821, and re-recorded April 30, 1991 as instrument no. 91-619078 in the Official Records of Los Angeles County, California, and as further modified by Amendment No. 2 to Amended and Restated Owners’ Operating and Reciprocal Easement Agreement by and among PPLA Plaza Limited Partnership, South Figueroa Plaza Associates, and The Community Redevelopment Agency of the City of Los Angeles, California, dated January 1, 1993, recorded January 30, 1995 as instrument no. 95-150496 in the Official Records of Los Angeles County, California, as the same may be further amended, supplemented or modified from time to time pursuant to the terms thereof and the terms of this Agreement.
REA (Sub): That certain Reciprocal Easement Agreement by and among EYP Realty, LLC, a Delaware limited liability company, Borrower, and Land (Parking) Owner, dated as of the date hereof, as the same may be further amended, supplemented or modified from time to time pursuant to the terms thereof and the terms of this Agreement.
Recourse Obligations: Collectively, the sum of (i) any Losses actually incurred or expended by Lender as a result of the following: (1) Borrower’s failure to apply any rents, issues or profits of any of the Mortgaged Property which are collected by or on behalf of Borrower during the continuance of an Event of Default under the Loan Agreement (a) to or for the benefit of the Mortgaged Property (including the construction thereof) and/or (b) to pay the Indebtedness or perform the Obligations; (2) subsequent to a foreclosure of the Lien Instrument, Borrower’s failure to deliver to Administrative Agent in accordance with the provisions of the Loan Documents, any security deposits, advance deposits or any other deposits which are received by or on behalf of Borrower with respect to the Mortgaged Property (except to the extent such security deposits, advance deposits or any other deposits are being held in the Security Deposit Account); (3) Borrower’s failure to deliver to Administrative Agent or otherwise apply (as required or permitted under the terms of the Loan Agreement) the amount of any insurance and/or condemnation proceeds which are received by or on behalf of Borrower with respect to the Mortgaged Property; (4) Borrower’s failure to keep the Mortgaged Property free from intentional physical waste as required under the Loan Documents; (5) upon foreclosure of the Lien Instrument, Borrower’s failure to surrender to the purchaser of the Mortgaged Property, at or immediately following such foreclosure, any of the real and personal property covered by the Lien Instrument or any other Loan Document; (6) Borrower’s failure to discharge or properly bond around any mechanic’s lien filed against the Mortgaged Property for work performed in connection with the Mortgaged Property prior to a foreclosure of the Lien Instrument, in accordance with the terms and conditions of the Loan Documents (subject to Lender’s ability to use any security posted by Borrower in connection therewith), unless such mechanic’s lien is (x) the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of the Loan Documents or (y) a Permitted Disposition; (7) Borrower’s failure to perform all obligations and pay all amounts owed by Borrower under the Environmental Liabilities Agreement; (8) Borrower completing any Prohibited Distributions in violation of the terms of the Loan Documents; (9) any fraud by Borrower or Guarantor in connection with the Loan or intentional material misrepresentation made to Lender by Borrower or Guarantor in the Loan Documents; (10) any real estate taxes and special assessments levied or assessed against the Mortgaged Property, which are not paid prior to being delinquent in accordance with the Loan Documents where (a) there is sufficient cash flow from the Mortgaged Property to pay for such real estate taxes and special assessments and (b) funds to pay for such real estate taxes and special assessments are not otherwise escrowed under the Loan Documents, unless such real estate taxes and/or special assessments are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of the Loan Documents; (11) any premiums for insurance required pursuant to the Loan Documents, which are not paid when due in accordance with the Loan Documents where (a) there is sufficient cash flow from the Mortgaged Property to pay for such insurance premiums and (b) funds to pay for such insurance premiums are not otherwise escrowed under the Loan Documents; (12) a Disposition in violation of any provision of any of the Loan Documents (but, for avoidance of doubt, Lender’s exercise of its rights pursuant to the Pledge Documents shall in no event be deemed a Disposition in violation of the Loan Documents); (13) Borrower’s failure to obtain Lender’s prior consent (if and to the extent required under the Loan Documents) to any subordinate financing or other voluntary, monetary lien encumbering

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the ownership interests of Borrower or Mortgaged Property; (14) any monetary lien that is superior to the lien of the Lien Instrument and the occurrence of a judgment or lien encumbering the Mortgaged Property in violation of the Loan Documents, unless any of the foregoing is the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of the Loan Documents; (15) Borrower’s breach of the Single Purpose Entity Requirements, unless such breach is a result of insufficient cash flow from the Mortgaged Property; (16) all physical damage to the Mortgaged Property due to Casualty, which is uninsured because of Borrower’s failure to maintain the insurance coverage required by the Loan Documents, where funds to pay for such insurance coverage are not otherwise escrowed under the Loan Documents; and (17) Borrower’s failure to perform all obligations or pay any indebtedness arising under the Interest Rate Protection Agreement (Compass), if any; (18) the REA being modified, amended, transferred, assigned, terminated, or rescinded by Borrower or Land (Parking) Owner, without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, (a) any amendment or modification to the REA (Sub) to reflect a transfer in the Land (Parking) to Borrower is hereby pre-approved by Administrative Agent, and (b) in the event Administrative Agent approves an amendment to the REA (Master) which adds Borrower (and, if Land (Parking) Owner continues to own the Land (Parking), the Land (Parking) Owner), as direct parties thereto, Administrative Agent shall be deemed to have approved the termination of the REA (Sub)); and (19) the TIC Agreement being modified, amended, transferred, assigned, terminated, or rescinded by Borrower or Land (Parking) Owner, without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, any amendment or modification to the TIC Agreement to reflect a transfer in the Land (Parking) to Borrower is hereby pre-approved by Administrative Agent, (ii) the Indebtedness and the Obligations in the event that: (a) Borrower files a voluntary petition under any Debtor Relief Law; (b) any Borrower, Guarantor, Land (Parking) Owner or any Affiliate, officer, director, or representative of Borrower, Guarantor or Land (Parking) Owner, files, or joins in the filing of, an involuntary petition against Borrower or Land (Parking) Owner under any Debtor Relief Law, or Borrower, Guarantor or Land (Parking) Owner solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Debtor Relief Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower, Guarantor, Land (Parking) Owner or any Affiliate, officer, director, or representative of Borrower, Guarantor or Land (Parking) Owner consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or Land (Parking) Owner or any portion of the Mortgaged Property (other than an application initiated by Lender); (e) Borrower or Land (Parking) Owner makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; and (iii) all costs, expenses and fees, including but not limited to court costs and reasonable attorneys’ fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in items (i) and (ii) of this definition of Recourse Obligations. The term “damages” as used above shall mean actual damages.
Regulatory Authority: As defined in Section 2.4 hereof.
Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Borrower acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Leases, other than Borrower for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.
Required Lenders: Lenders having Pro Rata Shares aggregating fifty-one percent (51%) or more; provided that, in the event that there is one or more Defaulting Lenders at time of a “Required Lender” calculation, then the consent of such Defaulting Lenders shall not be required and such Defaulting Lender’s Commitment or the Outstanding Principal Balance of such Defaulting Lender’s Note(s), as the case may be shall not be utilized in the calculation of the Pro Rata Share requirements for the purposes of this Required Lenders definition (in either the numerator or the denominator thereof).
Reserves: Collectively, all sums on deposit or due under this Agreement, the Lien Instrument and the other Loan Documents including, without limitation: (i) the Accounts, (ii) any reserves or deposits pursuant to any of the Loan Documents, (iii) the accounts into which the Reserves have been deposited, (iv) all insurance on said accounts, (v) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (vi) all sums now or hereafter therein or represented thereby, (vii) all replacements, substitutions or proceeds

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thereof, (viii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (ix) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (x) all proceeds of the foregoing.
Restoration Casualty: An Insured Casualty which either (i) has a likely cost of full restoration of the Improvements as determined by Administrative Agent equal to or less than $5,000,000.00 and occurs when no Event of Default has occurred and is continuing and for which Borrower promptly commences and is diligently pursuing restoration of such Improvements, or (ii) has a likely cost of full restoration of the Improvements as determined by Administrative Agent that exceeds $5,000,000.00, so long as the following conditions have been satisfied:

(a)Such Insured Casualty occurs when no Event of Default has occurred and is continuing;

(b)Not more than 30% of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty;

(c)In the reasonable judgment of Administrative Agent, the Mortgaged Property can be restored to an economic unit no less valuable than the same was prior to the Insured Casualty and adequately securing the Indebtedness;

(d)Administrative Agent determines that the Net Operating Income during restoration will be sufficient to pay scheduled payments of principal and interest on the Loan during the restoration as reasonably estimated by Administrative Agent; provided, however, that if Administrative Agent makes the determination that the Net Operating Income is not sufficient, Administrative Agent shall notify Borrower thereof and of the amount of the deficiency and Borrower may, at its option, satisfy this clause (d) by depositing with Administrative Agent not later than twenty (20) days after such notice from Administrative Agent, a cash reserve in an amount equal to such deficiency;

(e)Administrative Agent determines that there are sufficient funds available to restore and repair the Mortgaged Property;

(f)Administrative Agent determines that restoration and repair of the Improvements to a condition approved by Agent will be completed not less than ninety (90) days prior to the Maturity Date; and

(g)Borrower promptly commences and is diligently pursuing restoration of such Improvements.
Restoration Condemnation: A Condemnation which (i) relates to less than ten percent (10%) of the net rentable square feet of the Mortgaged Property, (ii) occurs when no Event of Default has occurred and is then continuing; and (iii) Administrative Agent determines that restoration and repair of the Improvements to a condition approved by Agent will be completed not less than ninety (90) days prior to the Maturity Date.
Restrictive Covenants: Any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof, including without limitation, the REA and the TIC Agreement.
Second Extension Option: As defined in Section 2.5 hereof.
Second Extension Period: A period of twelve (12) months commencing on the first day after the expiration of the First Extension Period.
Security Agreement: The Security Agreement shall mean all security agreements, whether contained in the Lien Instrument, a separate security agreement or otherwise creating a security interest in all personal property

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and fixtures of Borrower (including replacements, substitutions and after-acquired property) now or hereafter located in or upon the Land or Improvements, or used or intended to be used in the operation thereof, to secure the Loan.
Security Deposit Account: As defined in Subsection 5.17(g) hereof.
Single Purpose Entity Requirements: Those representations, warranties and covenants as required pursuant to Sections 4.18 and 5.24 hereof.
Soft Costs: All architectural, engineering, interior and landscape design, legal, consulting and other related fees relating to construction or renovation of Improvements.
Sponsor: BROOKFIELD OFFICE PROPERTIES INC., a Delaware corporation.
Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Borrower, the lien of which is subordinate and inferior to the lien of the Lien Instrument.
Subsidiary Interest: As defined in Section 4.18 hereof.
Substitute Guarantor: An individual or entity which, subject to the requirements of Section 5.22 hereof, becomes a new guarantor of the Indebtedness and Obligations.
Tax and Insurance Reserve: As defined in Section 6.5 hereof.
Taxes: All real estate and personal property taxes, now or hereafter levied or assessed or imposed against all or part of the Mortgaged Property.
Tenant: A tenant under a Lease.
Tenant Bankruptcy Event: Collectively, (i) a Major Lease Tenant files a petition for relief under any Debtor Relief Law, (ii) an involuntary petition for relief is filed against Major Lease Tenant, which is not dismissed within sixty (60) days of commencement, (iii) an order for relief naming a Major Lease Tenant is entered under any Debtor Relief Law or (iv) any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by a Major Lease Tenant.
Tenant Reimbursements: All amounts paid by Tenants under any Qualified Lease as reimbursements for operating expenses billed separately from the gross rent payable under such Approved Leases, such as by way of example but not limitation, taxes, insurance and common area maintenance charges, but excluding capital expenses and construction or tenant finish expenses incurred by Borrower which are amortized and reimbursed by the Tenant as part of the base or minimum rent payable under an Qualified Lease during the term of such Qualified Lease.
TIC Agreement: That certain Amended and Restated Lot 4 Co-Ownership Agreement dated as of the date hereof, by and among EYP REALTY,LLC, a Delaware limited liability company, Borrower, MAGUIRE PROPERTIES-777 TOWER, LLC, a Delaware limited liability company, and MAGUIRE PROPERTIES-755 S. FIGUEROA, LLC, a Delaware limited liability company, as the same may be further amended, supplemented or modified from time to time pursuant to the terms thereof and the terms of this Agreement.
Title Company: The title company (and its issuing agent, if applicable) issuing the Title Insurance, which shall be acceptable to Administrative Agent in its sole and absolute discretion, it being acknowledged that Administrative Agent hereby approves Chicago Title Company as the Title Company.
Title Insurance: Collectively, (i) the title insurance policy, as Administrative Agent may require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as

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required by Administrative Agent, in the maximum amount of the Loan insuring or committing to insure that the Lien Instrument constitutes a valid first lien covering the fee simple title to the Land and Improvements subject only to the Permitted Exceptions (which, for purposes of this definition, shall also include: (a) Approved Leases, (b) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, and (c) any workers’, mechanics’ or other similar Liens on the Mortgaged Property, provided that any such Lien is bonded or discharged within sixty (60) days after Borrower first receives notice of such Lien) and (ii) the title insurance coverages and endorsements as Administrative Agent may reasonably require, issued by the Title Company, including the following: (a) a UCC endorsement (insuring Borrower’s ownership of and perfection of Lender’s liens in the Collateral (as defined in the Pledge Agreement) and (b) a mezzanine pledged equity endorsement (insuring Lender’s status as a protected purchaser of the Collateral).
Transfer Date: The date of the occurrence of a Transfer Event; provided, however, upon a Transfer Event being set aside, rescinded or invalidated as a result of the insolvency, bankruptcy or reorganization of Borrower or any of Borrower’s Affiliates or otherwise, if as a result thereof, either (i) Guarantor has the power to Control Borrower following the set aside, rescission or invalidation, or (ii) the insolvency, bankruptcy or reorganization of Borrower or any of its Affiliates or otherwise which gave rise to the set aside, rescission or invalidation was due to Guarantor or any Affiliate of Guarantor filing a voluntary bankruptcy petition or colluding on an involuntary bankruptcy filing, then the Transfer Date shall be automatically extended until the occurrence of the next Transfer Event, if any.
Transfer Event: Any entry of a judgment of foreclosure of the Lien Instrument, delivery and acceptance by Lenders of a deed in lieu of foreclosure of the Lien Instrument or delivery of a deed in lieu of foreclosure of the Lien Instrument which is refused by Administrative Agent but which is on terms which would be reasonably acceptable to a prudent institutional mortgage lender under substantially similar circumstances.
Treasury Rate: The percentage that is the yield to maturity of the most recently issued ten (10) year U.S. Treasury Security as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities.” In the event Release H.15 is no longer published, Administrative Agent shall select a comparable publication to determine the Treasury Rate.

ARTICLE II

THE LOAN

2.1Agreement to Lend. Lender hereby agrees to lend the Loan Amount, but not in excess thereof, to Borrower, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement and the other Loan Documents, such sum to be evidenced by the Note. No principal amount repaid by Borrower may be reborrowed by Borrower. Borrower’s liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements. Lender may, in Lender’s reasonable discretion, disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement upon Borrower’s request or, upon notice to Borrower if Borrower fails to timely pay the same. Loan proceeds disbursed directly by Lender to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute disbursement of a portion of the Loan Amount to Borrower. As evidence of the Loans, Borrower agrees to execute the Notes payable to each of the Lenders in the form of Exhibit B attached hereto in the aggregate principal sum of no more than the Loan Amount with interest on the unpaid balance of principal advanced thereunder accruing as specified therein.

2.2Advance. Except as may otherwise be permitted in the Loan Documents, the entire amount of the Loan shall be disbursed to Borrower in a single Advance upon satisfaction, deemed satisfaction or waiver of the terms and conditions of the Loan Documents.

2.3    Repayment of Principal and Interest on Loan. The Indebtedness outstanding under and evidenced by the Note shall bear interest at a rate per annum equal to the Note Rate, as specified in the Note until the

LOAN AGREEMENT – PAGE 21

occurrence of an Event of Default and then at the Default Rate until such Event of Default is cured, as specified in the Note and shall otherwise be repaid in accordance with the terms of the Note.

2.4    Appraisal. Within thirty (30) days after Borrower’s receipt of written request of Administrative Agent, Borrower agrees to reimburse Lender for the full out-of-pocket cost of any Appraisals being required by the Federal Deposit Insurance Corporation, the Office of Comptroller of Currency or any other governmental entity or quasi‑governmental entity which has the authority and power to regulate the business and other activities of Lender (“Regulatory Authority”). Each Appraisal shall be ordered directly by Administrative Agent from an appraiser reasonably satisfactory to Administrative Agent and shall be in form and substance necessary to comply with all laws and regulations affecting Administrative Agent. Borrower shall reimburse Administrative Agent for any requested Appraisal expense within thirty (30) days from the date of the written request by Administrative Agent. Appraisals may be ordered by Administrative Agent at any time in its sole discretion, but Borrower is required to reimburse Administrative Agent for only one Appraisal in any two (2) year period.

2.5    Extension Option. Borrower shall have the right and option (the “First Extension Option”) to extend the Original Maturity Date to a date ending upon the expiration of the First Extension Period, and the further option (the “Second Extension Option”) upon expiration of the First Extension Period to a date ending upon the expiration of the Second Extension Period. Such Extension Options shall be granted to Borrower only if all of the following conditions have been satisfied (or deemed satisfied or waived) in each case.

(a)    Extension Request. Receipt by Lender of a written request of Borrower (“Extension Request”) given to Lender not less than forty-five (45) days and not greater than one hundred twenty (120) days prior to (i) the Original Maturity Date, in the case of the First Extension Option, and (ii) the expiration of the First Extension Period, in the case of the Second Extension Option;

(b)    Extension Fee. Payment to Lender, in cash, of the Extension Fee promptly upon receipt of notice of Lender’s granting of each Extension Option;

(c)    Enforceability. The Loan Documents shall remain outstanding and enforceable in accordance with their terms, all as required in the Loan Documents;

(d)    Event of Default. No Potential Default or Event of Default has occurred and is then existing; and

(e)    Debt Coverage Ratio (Extension). Receipt by Lender of a DCR Compliance Certificate and other written evidence being provided by Borrower and reasonably satisfactory to Lender indicating that the Debt Coverage Ratio (Extension) is greater than or equal to the Debt Coverage Ratio (Extension) Minimum in the case of each of the First Extension Option and the Second Extension Option; provided, however, this Subsection 2.5(e) may be deemed alternatively satisfied as described in Subsection 2.5(g) hereof;

(f)    Loan-to Value. Receipt by Lender (at Borrower’s sole cost and expense) an Appraisal in form and substance reasonably acceptable to Lender as of an effective date not more than forty-five (45) days prior to (1) the date of the Original Maturity Date, in the case of the First Extension Option and (2) the date of the expiration of the First Extension Period, in the case of the Second Extension Option, evidencing a Loan‑to‑Value Ratio (As-Is) of less than or equal to the Loan‑to‑Value Ratio (As-Is) (Maximum); provided, however, this Subsection 2.5(f) may be deemed alternatively satisfied as described in Subsection 2.5(g) hereof;

(g)    Extension Curative Rights. In the event that Borrower fails to satisfy either or both of Subsections 2.5(e) or (f) hereof, such subsections may be deemed alternatively satisfied if Borrower should elect, in its sole discretion (the “Extension Curative Rights”), to either (A) prepay a portion of the Loan in the amount (the “Extension Curative Amount”) such that (x) the Debt Coverage Ratio (Extension) is increased to not less than the Debt Coverage Ratio (Extension) Minimum and (y) the Loan-to-Value Ratio (As-Is) is reduced to not more than the Loan‑to‑Value Ratio (As-Is) (Maximum), or

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(B) deliver to Administrative Agent a Letter of Credit (Extension Curative Amount) in an amount equal to the Extension Curative Amount; and

(h)    Letter of Credit. To the extent applicable, each Letter of Credit shall be extended or replaced by Borrower or Guarantor (as applicable) with a new Letter of Credit continuing to satisfy the requirements hereof and expiring not sooner than the earlier of one (1) year from its issuance date or thirty (30) days beyond (i) the expiration of the First Extension Period in the case of the First Extension Option and (ii) the expiration of the First Extension Period in the case of the Second Extension Option.

ARTICLE III

ADVANCE

3.1Conditions to Advance. The obligation of Lender to make the initial Advance hereunder, is subject to the prior or simultaneous occurrence of each of the following conditions:

(a)Administrative Agent shall have received from Borrower all of the Loan Documents duly executed by Borrower and, if applicable, by Guarantor;

(b)Administrative Agent shall have received certified copies of resolutions of the board of directors of Borrower authorizing execution, delivery and performance of all of the Loan Documents and authorizing the borrowing hereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Administrative Agent may reasonably require to evidence Borrower’s authority;

(c)Administrative Agent shall have received true copies of organizational documents of Borrower, including all amendments or supplements thereto, along with such certificates or other documents as Administrative Agent may reasonably require to evidence Borrower’s authority;

(d)Administrative Agent shall have received certified copies of resolutions authorizing Guarantor’s execution, delivery and performance of the Guaranty and authorizing the guaranty thereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Administrative Agent may reasonably require to evidence Guarantor’s authority;

(e)Administrative Agent shall have received true copies of organizational documents of Guarantor, including all amendments or supplements thereto, along with such certificates or other documents as Administrative Agent may reasonably require to evidence Guarantor’s authority;

(f)Administrative Agent shall have received evidence that the Improvements are not located within any flood elevations;

(g)Administrative Agent shall have received evidence of compliance with all Governmental Requirements and Restrictive Covenants in all material respects;

(h)Administrative Agent shall have received a full-size copy of all recorded subdivision or plat maps of the Land approved (to the extent required by Governmental Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Mortgaged Property;

(i)Administrative Agent shall have received evidence of Borrower’s compliance with the Insurance Requirements under Section 5.12 hereof;

(j)Administrative Agent shall have received the Title Insurance, at the sole expense of Borrower;

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(k)Borrower shall have provided the Equity Contribution;

(l)Administrative Agent shall have received from Borrower such other instruments, evidence and certificates as Administrative Agent may reasonably require, including the items indicated below:

(1)        Evidence that all the streets furnishing access to the Mortgaged Property have been dedicated to public use;

(2)        A current survey reflecting that the Improvements are entirely within the boundary lines of the Land, do not encroach upon any set‑back line, easement or right‑of‑way in violation of the terms thereof and that no part of the Land is in any flood hazard area and otherwise showing no state of facts objectionable to Administrative Agent other than the Permitted Exceptions;

(3)        Evidence satisfactory to Administrative Agent showing the availability of all necessary utilities at the boundary lines of the Land, including sanitary and storm sewer facilities, potable water, telephone, electricity, gas, and municipal services;

(4)        An opinion of counsel for Borrower;

(5)        Evidence that the Improvements comply with all applicable zoning ordinances and Restrictive Covenants affecting the Mortgaged Property, including certificates of occupancy;

(6)        A current financial statement of Borrower, reasonably acceptable to Administrative Agent;

(7)        A current financial statement of Guarantor, reasonably acceptable to Administrative Agent;

(8)        A Guaranty and Environmental Liabilities Agreement executed by Guarantor;

(9)        Environmental site assessment report with respect to the Mortgaged Property prepared by a firm of engineers approved by Administrative Agent, which report shall be satisfactory in form and substance to Administrative Agent;

(10)        The Property Condition Report, which report shall be satisfactory in form and substance to Administrative Agent;

(11)        The Approved Lease Form;

(12)        A true and correct copy of the Management Agreement and subordination of management agreement;

(13)        A true and correct copy of the current rent roll of the Mortgaged Property;

(14)        A true and correct copy of each Lease;

(15)        An original estoppel certificate in form acceptable to Lender executed by the Tenant of each Major Lease;

(16)        An original subordination, non‑disturbance and attornment agreement in form acceptable to Lender executed by the Tenant under each Major Lease and such other

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Leases, the terms of which require, as a precondition to such subordination, such a subordination, non-disturbance and attornment agreement; and

(17)        Such other instruments, evidence or certificates as Administrative Agent may reasonably request.

(m)Administrative Agent shall have ordered and received, at Borrower’s expense, an Appraisal of the Mortgaged Property, prepared by an appraiser acceptable to Administrative Agent, presented and based upon such standards as may be required by Administrative Agent, and provide for an appraised value of the Mortgaged Property satisfactory to Administrative Agent, in its reasonable discretion, the receipt of which is hereby acknowledged by Administrative Agent; and

(n)Administrative Agent shall have received payment of the Commitment Fee and the Administrative Fee.
In the event that the initial Advance hereunder is disbursed by Administrative Agent in accordance with the terms and conditions of this Agreement, such initial Advance shall be deemed as evidence that, as of the date of such initial Advance, Borrower and Guarantor, if applicable, has satisfied, or Administrative Agent has otherwise waived the requirements to those conditions contained in this Section 3.1.

3.2    Advance Not A Waiver. Subject to the last paragraph of Section 3.1, no Advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Lender’s obligation to make further Advances, if any, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Administrative Agent from thereafter declaring such inability to be an Event of Default.

3.3    Advance Not An Approval. The making of any Advance or part thereof shall not be deemed an approval or acceptance by Administrative Agent of the work theretofore done. Lender shall have no obligation to make any Advance or part thereof after the happening and during the existence of any Event of Default, but shall have the right and option so to do; provided that, if Lender elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Loan, or any part thereof, or an obligation to make any other Advance.

3.4    No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of any Improvements or for debts or claims accruing to any such persons or entities against Borrower. Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any person or entity other than Borrower. Without limiting the generality of the foregoing, Advances made to any person or entity other than Borrower, shall not be deemed a recognition by Lender of a third-party beneficiary status of any such person or entity.

ARTICLE IV

WARRANTIES AND REPRESENTATIONS
Borrower hereby unconditionally warrants and represents to Lender, as of the Effective Date, as follows:

4.1Incorporation of Warranties and Representations. All the warranties and representations contained in (a) the Lien Instrument, (b) the Note and (c) any of the other Loan Documents, are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

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4.2    Organization and Power. Borrower (a) is a limited liability company with a legal status separate from its affiliates, duly organized, validly existing, and in good standing under the laws of the state of its formation or existence, and to the extent required by applicable law, has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is located, and (b) except for the construction and operational licenses, permits and certificates of occupancy which will be obtained as and when required, has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

4.3    Validity of Loan Documents. As of the effective date of each of such documents, the execution, delivery, and performance by Borrower of the Loan Documents (other than the Guaranty), (a) are within Borrower’s powers and have been duly authorized by Borrower’s board of directors or other necessary parties, and all other requisite action for such authorization has been taken, (b) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof, and (c) will not violate, be in conflict with or constitute (with due notice or lapse of time, or both) a default under or violation of any Legal Requirement or Restrictive Covenant in any material respect or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of Borrower’s or Guarantor’s property or assets, except as contemplated by the provisions of the Loan Documents or except for the Permitted Exceptions. The Loan Documents constitute the legal, valid, and binding obligations of Borrower and Guarantor enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights and general principles of equity.

4.4    Information. All information, financial statements, reports, papers, and data given or to be given to Administrative Agent with respect to Borrower, the Land (Parking) Owner, each Constituent Party, Guarantor, the Mortgaged Property or the Land (Parking) are, or at the time of delivery will be, to the knowledge of Borrower, accurate, complete, and correct in all material respects, and to Borrower’s knowledge, do not, or will not, omit any material fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading. Since the date of the financial statements of Borrower, any Constituent Party and any Guarantor, heretofore furnished to Administrative Agent, to the knowledge of Borrower, no Material Adverse Change has occurred.

4.5    Business Purposes. The Loan is solely for the purpose of carrying on or acquiring a business of Borrower and Land (Parking) Owner including the development, ownership, management, etc. of an apartment community or project, and is not for personal, family, household, or agricultural purposes.

4.6    Taxes. Borrower and Guarantor have filed all federal, and all material state, county, municipal, and city income and other tax returns required to have been filed by them (subject to any extensions) and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Guarantor has received written notice of any additional assessment in respect of any such taxes and related liabilities.

4.7    Mailing Address. Borrower’s mailing address, as set forth in Section 11.5 hereof or as changed pursuant to the provisions hereof, is true and correct.

4.8    Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

4.9    No Reliance by Lender. The principals of Borrower are experienced in the ownership and operation of properties similar to the Mortgaged Property, and Borrower and Lender have and are relying solely upon the expertise and business plan of its principals, advisers and consultants in connection with the ownership and operation of the Mortgaged Property. Borrower is not relying on Lender’s expertise or business acumen in connection with the Mortgaged Property.

4.10    No Litigation. Except for the Contested Items or as otherwise disclosed in writing to Lender, to the knowledge of Borrower, there are no (a) actions, suits, or proceedings, at law or in equity, before any

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Governmental Authority or arbitrator pending or threatened in writing or affecting Borrower or, to Borrower’s knowledge, involving the Mortgaged Property which if adversely determined is reasonably expected to result in a Material Adverse Change; (b) outstanding or unpaid judgments against Borrower or, to Borrower’s knowledge, the Mortgaged Property which are reasonably expected to result in a Material Adverse Change; or (c) to Borrower’s knowledge, material defaults after passage of grace and notice periods by Borrower with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

4.11    Governmental Requirements. To Borrower’s knowledge and except as previously disclosed in writing to Administrative Agent, no material violation of any Governmental Requirements exists with respect to the Mortgaged Property and neither Borrower nor Guarantor are in default in any material respect with respect to any Governmental Requirements.

4.12    Utility Services. All utility services of sufficient size and capacity necessary for the operation of the Mortgaged Property, including potable water, storm and sanitary sewer, gas, electric and telephone facilities currently serve the Mortgaged Property.

4.13    Access. All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and have been dedicated to the public use and accepted by the appropriate Governmental Authority.

4.14    Financial Statements. Each financial statement of Borrower (which, for avoidance of doubt, shall include financials of Land (Parking) Owner) and Guarantor delivered heretofore, concurrently herewith to Administrative Agent was and will be prepared in conformity with sound accounting principles, or other good accounting principles approved by Administrative Agent in writing, applied on a basis consistent with that of previous statements and accurately disclose the financial condition of Borrower, Land (Parking) Owner and Guarantor in all material respects as of the date thereof and for the period covered thereby, as of the Effective Date, and there has been no material adverse change in either Borrower’s, Land (Parking) Owner’s or Guarantor’s financial condition subsequent to the date of the most recent financial statement of Borrower and Guarantor delivered to Administrative Agent.

4.15    Statements. No certificate, statement, report or other information delivered heretofore, concurrently herewith or hereafter by Borrower or Guarantor to Administrative Agent in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein (when taken as a whole with all other certificates, statements, reports, and other information delivered) from being misleading in any material respect, and same were true, complete and accurate as of the date thereof.

4.16    Disclaimer of Extension Rights. Except for the Extension Option, that may be exercised in accordance with Section 2.5 hereof, Borrower otherwise acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past the Maturity Date.

4.17    ERISA. Neither Borrower nor Guarantor are an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of such parties do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3‑101, as amended by Section 3(42) of ERISA.

4.18    Indebtedness, Operations and Fundamental Changes of Borrower. Borrower: (a) does not own any encumbered asset other than (i) the Mortgaged Property, (ii) incidental personal property necessary for the operation of the Mortgaged Property, and (iii) one hundred percent (100%) of the membership interest in Land (Parking) Owner (the “Subsidiary Interest”); (b) is not engaged in any business other than the development, ownership, management and operation of the Mortgaged Property, including the ownership of the Subsidiary Interest; (c) has not incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) that has not been approved in writing by Administrative Agent, other than (i) loans or advances from any Affiliate that Controls (directly or indirectly) Borrower (ii) the Indebtedness, (iii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property and (iv) derivative or swap agreement; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except

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the Indebtedness; (d) has not made any loans or advances to any third party (including any Constituent Party, principal or affiliate of Borrower, or any Guarantor); (e) is solvent and has, in all material respects, paid its debts and liabilities from its assets; provided that it shall not be a breach of this Section 4.18 to the extent that Borrower did not pay such debts or liabilities because it did not have sufficient cash flow (and for avoidance of doubt, beneficial interest holders shall have no obligation to contribute equity to Borrower); (f) has done all things necessary to preserve its existence and corporate and partnership formalities; (g) has maintained its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person, other than with respect to Land (Parking) Owner; (h) has, at all times since their respective formation, observed all legal and customary formalities in all material respects regarding their respective formation, other than with respect to Land (Parking) Owner; and (i) does not hold itself out to be responsible for the debts and obligations of any other person, other than with respect to Land (Parking) Owner.

4.19    Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

ARTICLE V

COVENANTS OF BORROWER
Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Lien Instrument shall have been released, as follows:

5.1Incorporation of Affirmative Covenants, Conditions and Agreements. All the covenants, conditions and agreements contained in (a) the Lien Instrument, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

5.2    Payment and Performance. Borrower will pay the Indebtedness as and when specified in the Loan Documents (taking into account grace and notice periods, and will perform and discharge all of the Obligations, in full and on or before the dates same are to be performed.

5.3    Existence. Borrower will and will cause each Constituent Party, if any, to preserve and keep in full force and effect its existence (separate and apart from its affiliates), rights, franchises, and trade names.

5.4    Compliance with Governmental Requirements. Borrower will promptly and faithfully comply with, conform to, and obey all Governmental Requirements in all material respects, whether the same shall necessitate structural changes in, improvements to, or materially interfere with the use or enjoyment of the Mortgaged Property; provided that Borrower may diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement of same.

5.5    Administrative Agent’s Expenses. Borrower will reimburse Administrative Agent for all reasonable expenses of Administrative Agent, including reasonable attorneys’ fees of outside legal counsel, incurred in connection with the preparation, execution, delivery, administration and performance of the Loan Documents.

5.6    Intentionally Deleted.

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5.7    Estoppel Certificates. Borrower will deliver to Administrative Agent, promptly after request therefor (but not more than once per calendar year), estoppel certificates or written statements, duly acknowledged, stating whether any offsets or defenses exist against the Note or any of the other Loan Documents.

5.8    BROKERS. BORROWER WILL INDEMNIFY LENDER, WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED, FROM CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPTING, HOWEVER, CLAIMS OF BROKERS BASED UPON AN AGREEMENT OR ALLEGED AGREEMENT WITH LENDER AND WITHOUT JOINDER OF BORROWER OR ANY AFFILIATE OF BORROWER). NOTWITHSTANDING THE FORGOING, BORROWER SHALL HAVE NO OBLIGATION TO INDEMNIFY LENDER ON ACCOUNT OF ANY CLAIM ARISING FROM THE LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

5.9    Personalty and Fixtures. Borrower will deliver to Administrative Agent, promptly on written demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Lien Instrument or to the security interest of the Security Agreement.

5.10    Compliance with Legal Requirements. Borrower will comply promptly in all material respects with all Legal Requirements.

5.11    Compliance with Restrictive Covenants. Borrower will comply in all material respects with all Restrictive Covenants. Borrower shall not modify, amend, transfer, assign, terminate, or rescind any Restrictive Covenants to which it is a party, without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, (a) any amendment or modification to the REA (Sub) and/or the TIC Agreement to reflect a transfer in the Land (Parking) to Borrower is hereby pre-approved by Administrative Agent and (b) in the event Administrative Agent approves an amendment to the REA (Master) which adds Borrower (and, if Land (Parking) Owner continues to own the Land (Parking), the Land (Parking) Owner) as direct parties thereto, Administrative Agent shall be deemed to have approved the termination of the REA (Sub). The construction of any improvements will be performed in a good and workmanlike manner, in accordance with all Governmental Requirements and Restrictive Covenants.

5.12    Insurance. Borrower shall, at Borrower’s expense, maintain in force and effect on the Mortgaged Property and the Land (Parking) at all times while this Agreement continues in effect the following insurance:

(a)“All‑risk” or “Special Form” coverage insurance against loss or damage to the Mortgaged Property from all‑risk perils. All “Property” coverages are to name Administrative Agent, on behalf of Lender as “Mortgagee”. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Borrower from time to time, without reduction for depreciation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co‑insurance provisions) or a waiver of any co‑insurance provisions, all subject to Administrative Agent’s approval.

(b)Commercial general liability insurance on an occurrence basis for personal injury, bodily injury, death and property damage liability in amounts not less than $1,000,000.00 per occurrence, $2,000,000.00 aggregate with a deductible or self-insured retention not in excess of $25,000 and with an umbrella coverage of not less than $15,000,000.00 or such lesser amount as Administrative Agent in Administrative Agent’s reasonable discretion may accept, for bodily injury, personal injury and property damage. Administrative Agent hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance

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should Administrative Agent deem that an increase to be reasonably prudent under then existing circumstances, so long as such increase consistent with the requirements of other financial institutions in conjunction with lending facilities that are similar to the Loan and the Mortgaged Property. All “Liability” coverages are to name Administrative Agent, on behalf of Lender as “Additional Insured”.

(c)Insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

(d)If the Land or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements or the maximum amount of flood insurance available or such other amount as deemed reasonably appropriate by Administrative Agent with a deductible not in excess of $250,000.00.

(e)During the period of any construction on the Land or renovation or alteration of the Improvements, a so‑called “Builder’s All‑Risk Completed Value” or “Course of Construction” insurance policy in non‑reporting form for any Improvements under construction, renovation or alteration in an amount approved by Administrative Agent and Worker’s Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(f)Rental value or rental income insurance in amounts sufficient to compensate Borrower for all Rents and profits during a period of not less than twelve (12) months in which the Mortgaged Property may be damaged or destroyed plus an extended period of indemnity of not less than six (6) months. All of these coverages are to name Administrative Agent, on behalf of Lender as “Lenders Loss Payee”.

(g)Law and ordinance coverage in an amount satisfactory to Administrative Agent if the Mortgaged Property, or any part thereof, shall constitute a nonconforming use or structure under applicable zoning ordinances, sub‑division and building codes or other laws, ordinances, orders and requirements.

(h)Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Administrative Agent against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.
All such insurance shall (i) be with insurers authorized to do business in the state within which the Land is located and who have and maintain a rating of at least A‑, V or better from Best, (ii) contain the complete address of the Land (or a complete legal description), (iii) be for a term of at least one (1) year and (iv) contain deductibles no greater than $50,000.00 or as otherwise set forth above or approved by Administrative Agent.

5.13    Continuous Requirement for Insurance During Term. Borrower shall as of the Effective Date deliver to Administrative Agent evidence that said Insurance Policies have been paid current as of the Effective Date and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Administrative Agent. Borrower shall renew all such insurance and deliver to Administrative Agent certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to Insurance Policies, Borrower further agrees that all such Insurance Policies shall provide that proceeds thereunder shall be payable to Administrative Agent, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Administrative Agent, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Borrower further agrees that all such insurance policies: (a) shall provide for

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at least thirty (30) days’ prior written notice to Administrative Agent prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Administrative Agent; (b) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Administrative Agent in accordance with the terms of such Insurance Policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; and (c) shall either name Administrative Agent as an additional insured or waive all rights of subrogation against Administrative Agent. The delivery to Administrative Agent of the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such Insurance Policies by Borrower to Administrative Agent as further security for the indebtedness secured hereby. In the event of foreclosure of the Lien Instrument, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such Insurance Policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Administrative Agent or other transferee in the event of such other transfer of title. Approval of any insurance by Administrative Agent shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Administrative Agent the Insurance Policies required by this Agreement or evidence of their renewal as required herein, Administrative Agent may, but shall not be obligated to, following notice to Borrower, procure such insurance and Borrower shall pay all amounts advanced by Administrative Agent, together with interest thereon at the Default Rate from and after the date advanced by Administrative Agent until actually repaid by Borrower, promptly upon demand by Administrative Agent. Any amounts so advanced by Administrative Agent, together with interest thereon, shall be secured by this Agreement, the Lien Instrument and by all of the other Loan Documents securing all or any part of the Indebtedness. Administrative Agent shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Administrative Agent has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.

5.14    Payment of Expenses. Borrower shall pay or reimburse to Administrative Agent all reasonable costs and expenses relating to the Mortgaged Property and the Land (Parking) and for which an Advance is made, including (without limitation), title insurance and examination charges, survey costs, Insurance Premiums, reasonable attorneys’ fees, filing and recording fees, and other expenses payable to third parties incurred by Administrative Agent in connection with the consummation of the transactions contemplated by this Agreement.

5.15    Notices Received. Borrower will promptly deliver to Administrative Agent a true and correct copy of all notices received by Borrower from any person or entity with respect to Borrower, Guarantor, Land (Parking) Owner, the Mortgaged Property or any or all of them, which either (a) adversely affects Borrower’s rights under the REA, (b) adversely affects Borrower’s rights under the TIC Agreement or (c) is reasonably expected to result in a Material Adverse Change.

5.16    Annual Budget. Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Administrative Agent by December 31 of each calendar year for informational purposes only, a budget for the Mortgaged Property and the Land (Parking) for the succeeding calendar year (the “Annual Budget”). The Annual Budget shall include Borrower’s anticipated operating income and operating expenses and Leasing Expenses for the succeeding calendar year.

5.17    Leasing Matters.

(a)    Leases. Borrower shall furnish Administrative Agent with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s-length transactions with bona fide, independent third-party Tenants. At Administrative Agent’s request, Borrower shall use commercially reasonable efforts to obtain and furnish to Administrative Agent, not more than one (1) time in any twelve (12) month period, (i) an original estoppel certificate executed by each Tenant, stating that to such Tenant’s knowledge, there are no defaults under such Lease (nor does there exist any event or conditions, which with the passage of time or the giving of notice, or both, could result in such a default) and (ii) an original subordination, non‑disturbance and attornment agreement in form reasonably acceptable to Administrative Agent executed by each Tenant, in favor of Administrative Agent, on behalf of Lender, with such modifications thereto as may be reasonably requested by Tenant. Upon Borrower’s request, Administrative Agent shall execute and deliver a subordination, non-disturbance and attornment agreement in form to be agreed upon by

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Administrative Agent, Borrower and Tenant with such modifications thereto as may be reasonably requested by Tenant;

(b)    Borrower’s Right to Enter into Leases. Provided that no Event of Default is continuing, Borrower shall be able to enter into new leases and renewals, amendments and modifications of existing Leases without the prior approval of Administrative Agent; provided that: (i) the new Lease is not a Major Lease or the existing Lease as amended or modified or the renewal Lease is not a Major Lease, (ii) the new Lease shall be written substantially in accordance with the Approved Lease Form subject to any commercially reasonable changes made in the course of negotiation with the applicable Tenant (or a lease form required by the applicable Tenant), in each case, taking into consideration the size and creditworthiness of the applicable Tenant and then-existing market conditions, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term of not less than three (3) years (excluding any Leases entered into in connection with the food court at the Mortgaged Property, which Leases may have an initial term of less than three (3) years but nonetheless qualify as an Approved Lease if all other conditions in this Section 5.17(b) are satisfied) or greater than twelve (12) years, (c) shall provide for automatic self-operative subordination to the Mortgage or contemplate that such Tenant and Landlord enter into a subordination, non-disturbance and attornment agreement with Lender, and, at Lender’s option, the unilateral right by Lender, at the option of Lender, to subordinate the lien of the Lien Instrument to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except (x) in the event of the destruction or condemnation of substantially all of the Mortgaged Property and (y) customary termination rights for retail Tenants as a result of “going dark”, co-tenancy, and other similar customary provisions), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Notwithstanding the foregoing, provided that no Event of Default is continuing, Borrower shall be able to enter into any renewal, amendment, or modification of an Approved Lease without the prior approval of Administrative Agent if such renewal, amendment or modification is expressly contemplated pursuant to the terms of such Approved Lease. Borrower shall deliver to Administrative Agent copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease. Borrower shall be obligated to fund any Leasing Expenses related to any Leases.

(c)    Leases Requiring Lender’s Approval. Without the prior written consent of Administrative Agent, on behalf of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed, Borrower shall not enter into a proposed Major Lease, a proposed renewal, extension or modification of an existing Major Lease (except to the extent such renewal, extension or modification is expressly contemplated under the terms of the Major Lease) or any proposed new Lease or renewal, amendment or modification of any existing Lease which is not allowed in accordance with the preceding Subsection 4.7(b) (all, a “Proposed Lease”). Prior to seeking Lender’s consent to any Proposed Lease, Borrower shall deliver to Lender a copy of such Proposed Lease blacklined to show changes from the Approved Lease Form, if applicable, and then being used by Borrower, along with, in the case of a Proposed Lease which is a Major Lease, appropriate financial or other information which Tenant is obligated to deliver to Borrower under such lease, if applicable, and for which Borrower is not otherwise subject to non-disclosure obligations, which shall allow Administrative Agent to evaluate the creditworthiness of the proposed Tenant. Following receipt of such information, Administrative Agent, on behalf of Lender shall approve or disapprove each Proposed Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days of the submission by Borrower to Administrative Agent of a written request for such approval, accompanied by a final copy of the Proposed Lease, provided such request includes the following at the header of the first page in bold, capitalized font “REQUEST FOR PROPOSED LEASE APPROVAL - RESPONSE REQUIRED WITHIN TEN (10) BUSINESS DAYS OTHERWISE SUCH PROPOSED LEASE WILL BE DEEMED AN APPROVED LEASE”. In the event that Administrative Agent fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. If requested by Borrower, Administrative Agent on behalf of Lender will grant conditional approvals of Proposed Leases at any stage of the leasing process, from initial “term sheet" through negotiated lease

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drafts; provided that, Administrative Agent shall retain the right to disapprove any such Proposed Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Administrative Agent, or additional material terms are added that had not previously been considered and approved by Administrative Agent in connection with such Proposed Lease.

(d)    Assignments and Subletting. Notwithstanding anything to the contrary contained in Section 5.17(b) or Section 5.17(c), Borrower shall not permit or consent to any assignment or sublease of any Approved Lease without prior written approval of Administrative Agent, on behalf of Lender (other than assignments or subleases expressly contemplated under any Approved Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower), which approval shall not be unreasonably withheld, conditioned or delayed; provided however, Administrative Agent’s consent shall not be required in connection with the assignment or sublease of an Approved Lease if (i) no Event of Default is continuing, (ii) the assignment or sublease is effectuated in accordance with the terms of such Approved Lease, (iii) pursuant to the terms of such Approved Lease, Borrower is required to be reasonable or exercise reasonable discretion is considering the approval of such assignment or sublease, (iv) not later than ten (10) Business Days after the effective date of any assignment Borrower delivers to Administrative Agent written notice describing in reasonable detail such assignment of such Approved Lease and (v) the assigning or subletting Tenant continues to remain liable for all obligations and liabilities under such Approved Lease following such assignment or sublease.

(e)    Additional Covenants with Respect to Leases. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases in a commercially reasonable manner and shall not do anything to impair the value of the Leases as security for the Liabilities; (ii) shall promptly send copies to Administrative Agent of all written notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Mortgaged Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv)  shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Major Lease unless required in accordance with its terms without the prior consent of Administrative Agent, on behalf of Lender, which, with respect to a subletting, may not, so long as no Event of Default has occurred and is continuing, be unreasonably withheld, conditioned or delayed; and (ix) shall not cancel or terminate any Major Lease or accept a surrender thereof (except in the exercise of Borrower’s commercially reasonable judgment in connection with a Tenant default under a Lease which is not a Major Lease and provided any termination payment in connection thereto is deposited pursuant to this Section 5.17(e) hereof without the prior consent of Administrative Agent, which consent shall not, so long as no Event of Default has occurred and is continuing, be unreasonably conditioned, withheld or delayed.

(f)    Lease Termination Payments. All Lease Termination Payments (other than any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease) shall be promptly remitted to Lender and deposited into the Lockbox Account. Such amounts shall be disbursed to Borrower unless an Event of Default has occurred and is continuing, in which case Lender may elect to apply the same to the Indebtedness.

(g)    Security Deposits. During the continuance of an Event of Default, Borrower shall, upon Administrative Agent’s written request, if permitted by applicable Legal Requirements, turn over to Administrative Agent the security deposits (and any interest theretofore earned thereon which Borrower is required to return to each such Tenant under applicable law upon the return of each such security deposit) under Leases, to be held by Administrative Agent, on behalf of Lender in an Account (the “Security Deposit Account") subject to the terms of the Leases. Security deposits held in the Security Deposit Account will be released by Administrative Agent upon notice from Borrower together with such evidence

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as Administrative Agent may reasonably request that such security deposit is required to be returned to a Tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described.

(h)    Letters of Credit. During the continuance of an Event of Default, Borrower will take all commercially reasonable actions, and execute all documents, necessary or appropriate to give Administrative Agent control (as defined in the Code, as enacted by any relevant jurisdiction, including but not limited to such jurisdiction’s version of Section 9-107 thereof) of such letter of credit and all letter of credit rights thereunder and to constitute Administrative Agent, on behalf of Lender the transferee beneficiary of such letter of credit. In the event that Borrower or any other party is in receipt of any funds or proceeds that relate to any such letter of credit, then Borrower shall promptly remit or cause the remittance of any such funds or proceeds to Administrative Agent, on behalf of Lender. Upon receipt of funds or proceeds from any presentment of any such letter of credit, such funds shall be deposited into the Lockbox Account, and such amounts shall be disbursed to Borrower unless an Event of Default has occurred and is continuing, in which case Lender may elect to apply the same to the Indebtedness.

(i)Tenant Bankruptcy Event. In the event of a Tenant Bankruptcy Event, Borrower agrees that if a Major Lease rejected in connection with any such proceeding, no settlement for damages shall be made without the prior written consent of Administrative Agent, on behalf of Lender. Any check or other form of payment in payment of damages for rejection of any such Major Lease will be made payable to both Borrower and Administrative Agent, on behalf of Lender. Borrower hereby assigns any such payment to Lender and further covenants and agrees that upon the request of Administrative Agent, it will duly endorse to the order of Administrative Agent any such check or other form of payment, the proceeds of which will be deposited into the Lockbox Account and such amounts shall be disbursed to Borrower unless an Event of Default has occurred and is continuing, in which case Lender may elect to apply the same to the Indebtedness.

5.18    Property Management.

(a)    Management Agreement. Borrower shall (i) use commercially reasonable efforts to cause the Mortgaged Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the material covenants required to be performed and observed in all material respects by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Administrative Agent of any material default under the Management Agreement of which it is aware; (iv) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed in all material respects by Manager under the Management Agreement. Without Administrative Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), Borrower shall not (i) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Subsection 5.18(b)); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement; or (v) suffer or permit the occurrence and continuance of a material default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

(b)    Termination of Manager. If (i) Manager is in material default beyond any applicable notice and cure periods under the Management Agreement, or (ii) Borrower may otherwise terminate the Management Agreement pursuant to its terms, then Borrower may terminate the Management Agreement and replace Manager with a Replacement Manager. Borrower’s failure to appoint a Replacement Manager

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within thirty (30) days after terminating the Manager or the Management Agreement shall constitute an immediate Event of Default; provided, however, Borrower shall be entitled to an additional thirty (30) days if Borrower provides evidence reasonably acceptable to Administrative Agent showing that Borrower is diligently pursuing the appointment of a Replacement Manager within such thirty (30) day period and stating the state of negotiation with such Replacement Manager. Further, Borrower may from time to time appoint a successor manager to manage the Mortgaged Property (“Replacement Manager"); provided that such successor manager is a Qualified Manager and the Management Agreement conforms to the applicable terms and conditions hereof and the other Loan Documents. Replacement Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms and conditions hereof and is otherwise reasonably satisfactory to Lender in all material respects. If requested by Administrative Agent, Replacement Manager and Borrower shall execute an assignment of management agreement substantially in the form then used by Administrative Agent.

5.19    USA Patriot Act. Lender hereby notifies Borrower and Guarantor that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower and Guarantor and which information includes the name and address of Borrower and Guarantor and other information that will allow Lender to identify Borrower and Guarantor, if any, in accordance with the Patriot Act. Without the prior written consent of Lender, neither Borrower nor Guarantor will: (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or Guarantor or from otherwise conducting business with Borrower or Guarantor, or (b) fail to provide documentary and other evidence of Borrower’s or Guarantor’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s and Guarantor’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Notwithstanding anything to the contrary contained herein, Borrower makes no covenant with respect to public shareholders.

5.20    Statements and Reports. Borrower agrees to deliver to Administrative Agent, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a)    Annually, unaudited financial statements, balance sheets and income statements of Borrower and the Land (Parking) Owner, within one hundred twenty (120) days after the end of each fiscal year, prepared in accordance with sound accounting practices, consistently applied, which are reasonably acceptable to Administrative Agent and certified to by Borrower in the form of a Financial Statement Certificate;

(b)    Quarterly, unaudited financial statements of Borrower and the Land (Parking) Owner, including operating statements and rent rolls with respect to the Mortgaged Property and the Land (Parking) within sixty (60) days after the end of each calendar quarter, prepared on a modified cash basis and otherwise in accordance with sound accounting principles consistently applied, which are reasonably acceptable to Administrative Agent and certified to by Borrower in the form of an Operating Certificate;

(c)    Annually, audited financial statements of Guarantor within one hundred twenty (120) days after the end of each calendar year, prepared and certified to by Deloitte & Touche LLP or any other independent certified public accountant acceptable to Administrative Agent;

(d)    Quarterly, unaudited financial statements of Guarantor, within sixty (60) days after the end of each calendar quarter, prepared on a modified cash basis and otherwise in accordance with sound accounting principles consistently applied which are reasonably acceptable to Administrative Agent and certified to by Guarantor;

(e)    Quarterly, a Financial Covenants Compliance Certificate, within sixty (60) days after the end of each calendar quarter, prepared in accordance with the Guaranty and this Agreement, evidencing Guarantor’s compliance with the Financial Covenants and Section 5.21 hereof; and

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(f)    Such other reports and statements as Administrative Agent may reasonably require from time to time.

5.21    Financial Covenants. Borrower shall cause Guarantor to maintain the Financial Covenants in accordance with the terms and conditions of the Guaranty, including without limitation, the delivery to Administrative Agent of the Financial Covenants Compliance Certificate., dated as of the end of each calendar quarter evidencing Guarantor’s compliance with such Financial Covenants.

5.22    Financial Covenants Curative Action. During any period of time in which all or any portion of the Loan remains outstanding, the Net Worth should be less than the Net Worth (Minimum) as required under Section 5.21 hereof then, within thirty (30) days after written notice from Administrative Agent to Borrower, Borrower or Guarantor shall either (the “Financial Covenants Curative Rights"):

(a)    deposit with Administrative Agent cash funds (each a “Financial Covenants Curative Amount") in the amount that the Net Worth (Minimum) exceeds the then current Net Worth of Guarantor, and execute such documentation as Administrative Agent shall require to provide Administrative Agent with a perfected security interest and/or common law pledge in and to such cash funds deposited with Administrative Agent, which sums shall be additional collateral for the Loan; provided, however, that such cash funds shall be increased (by additional deposits to Administrative Agent) or decreased (with refund back to Borrower or Guarantor, as applicable) in an amount necessary to maintain the Net Worth of Guarantor at the Net Worth (Minimum) required under Section 5.21 hereof the level required under Section 5.21 hereof for all subsequent periods of time in which all or any portion of the Loan remains outstanding; or

(b)    provide Administrative Agent with a Letter of Credit in the amount of the Financial Covenants Curative Amount which shall be held by Administrative Agent as additional security for the Loan in accordance with the terms and conditions hereof; provided, however, that such Letter of Credit (Financial Covenants) shall be increased or decreased in an amount necessary to maintain the Net Worth at the level required under Section 5.21 hereof for all subsequent periods of time in which all or any portion of the Loan remains outstanding; or

(c)    provide a Substitute Guarantor in accordance with the following provisions: (i) Borrower shall provide Administrative Agent in writing with notice of the identity of Borrower’s proposed Substitute Guarantor including adequate financial information in reasonable detail as Administrative Agent may require in order to make an informed decision; (ii) Substitute Guarantor shall execute a Guaranty instrument substantially identical in form of the Guaranty and Borrower shall execute such amendments to the Loan Documents or other documents, as Administrative Agent may request, acknowledging the substitution and reconfirming all of Borrower’s obligations under the Loan Documents; and (iii) Administrative Agent shall approve such proposed Substitute Guarantor in Administrative Agent’s sole and absolute discretion.

5.23    ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Administrative Agent of any of its rights under the Note, this Agreement or any of the other Loan Documents) to be a non‑exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further covenants and agrees to deliver to Administrative Agent such certifications or other evidence from time to time throughout the term of the Agreement, as requested by Administrative Agent in its reasonable discretion (but in no event more frequently than annually), that: (a) Borrower is not an “employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan" within the meaning of Section 3(3) of ERISA; (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans (however, New York State Teachers Retirement System holds an indirect interest in the Borrower and is a “governmental plan" subject to such statutes); and (c) one or more of the following circumstances is true: (1) Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3‑101(b)(2); (2) Less than twenty‑five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3‑101(f)(2), as modified by Section 3(42) of ERISA; or (3) Borrower

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qualifies as an “operating company" or a “real estate operating company" within the meaning of 29 C.F.R. Section 2510.3‑101(c) or (e) or an investment company registered under the Investment Company Act of 1940.

5.24    Indebtedness, Operations and Fundamental Changes of Borrower. Borrower: (a) will not own any asset other than (i) the Mortgaged Property, (ii) incidental personal property necessary for the operation of the Mortgaged Property, and (iii) the Subsidiary Interest; (b) will not engage in any business other than the ownership, management and operation of the Mortgaged Property, including the ownership of the Subsidiary Interest; (c) will not enter into any contract or agreement with any member, manager, principal or affiliate of Borrower or any affiliate thereof (other than the Management Agreement), except upon terms and conditions that are substantially similar to those that would be available on an arm’s length basis with third parties other than an affiliate; (d) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Land or Improvements except the Indebtedness, and (iii) loan or advances which must be repaid from an Affiliate that Controls (directly or indirectly) Borrower, provided that such loans (A) are made in accordance with the limited liability company agreement of Borrower as of the Effective Date, (B) shall have no lien rights whatsoever to any portion of the Mortgaged Property, and (C) shall have no rights to receive any payments or consideration during a continuing Event of Default; (e) will not make any loans or advances to any third party (including any member, manager principal or affiliate of Borrower, or any Guarantor); (f) intends to remain solvent and Borrower, in all material respects, will pay its debts and liabilities from its assets; provided that nothing contained in this Section 5.24 shall require any direct or indirect member, partner or shareholder of Borrower to make any additional capital contributions to Borrower and provided further that it shall not be a breach of this Section 5.24 to the extent that (i) Borrower has sufficient cash flow (without giving effect to any Cash Trap Event Period) to pay such debts and liabilities but such funds are not made available to Borrower during a Cash Trap Event Period, (ii) Borrower compensates from its own funds or assets consultants and agents for services provided to or obligations incurred by Borrower, or (iii) Borrower does not pay such debts or liabilities because it does not have sufficient cash flow; (g) will do all things necessary to preserve its existence and corporate and partnership formalities, and will not, nor will any manager thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate, articles of incorporation or by‑laws in a manner which adversely affects Borrower or any such manager’s existence as a single‑purpose, single‑asset entity; (h) will conduct and operate its business as presently conducted and operated; (i) will maintain books and records and bank accounts separate from those of its affiliates, including its managers, principals and members, other than Land (Parking) Owner; (j) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any principal, member or affiliate thereof); (k) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, nothing herein shall be deemed a requirement that any direct or indirect interest holder of Borrower to fund capital calls to Borrower); (l) will not, nor will any member, manager, shareholder, partner, principal or affiliate, seek the dissolution or winding up, in whole or in part, of Borrower; (m) will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity other than Land (Parking) Owner; (n) will not commingle the funds and other assets of Borrower with those of any member, manager, principal or affiliate or any other person, other than Land (Parking) Owner; (o) will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; (p) will, and any manager of Borrower will, continue to observe all legal formalities; (q) will not hold itself out to be responsible for the debts and obligations of any other person, other than Land (Parking) Owner; and (r) upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. 105 or any other Debtor Relief Law of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Administrative Agent to enforce any rights of Lender against any guarantor or indemnitor of the Indebtedness or the Obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

5.25    Statement of Unpaid Balance. At any time and from time to time but no more than one (1) time in any twelve (12) month period, Borrower will furnish promptly, at no cost to Borrower, upon the request of Administrative Agent, a written statement or affidavit, in form satisfactory to Administrative Agent, that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

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5.26    Address. Borrower shall give written notice to Administrative Agent of any change of address of Borrower at least thirty (30) days prior to the effective date of such change of address. Absent such official written notice of a change in address for Borrower, then Administrative Agent shall be entitled for all purposes under the Loan Documents to rely upon Borrower’s address as set forth in Section 11.5 hereof, as same may have been theretofore changed in accordance with the provisions hereof.

5.27    Disclosures. If at any time Borrower shall become aware of the existence or occurrence of any financial or economic conditions or natural disasters which might have a Material Adverse Change, Borrower shall promptly notify Administrative Agent of the existence or occurrence thereof and of Borrower’s opinion as to what effects such may have on the Mortgaged Property or Borrower. Borrower shall also give prompt notice to Administrative Agent of any litigation or dispute, threatened in writing or pending against or affecting Borrower, the Mortgaged Property or any Guarantor which is reasonably expected to have a Material Adverse Change.

5.28    Delivery of Contracts. Within twenty (20) days after a request by Administrative Agent, Borrower shall deliver to Administrative Agent a copy of each Major Contract then in effect.

ARTICLE VI

ASSIGNMENTS, CASUALTY, CONDEMNATION,
ACCOUNTS AND INTEREST RATE PROTECTION AGREEMENT

6.1Assignment of Development Contracts. As additional security for the payment of the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under and to each Development Contract (but only to the extent assignable without (x) consent from any other party to such Development Contract or (y) any payment or penalty in connection with any such assignment) upon the following terms and conditions:

(a)BORROWER AGREES TO INDEMNIFY AND HOLD LENDER, WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED, HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM ALL MATERIAL OBLIGATIONS UNDER THE DEVELOPMENT CONTRACTS. NOTWITHSTANDING THE FORGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER HEREUNDER ON ACCOUNT OF ANY INDEMNIFIED CLAIM ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)From and after the occurrence and during the existence of an Event of Default, Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Administrative Agent may at any time determine to be necessary or advisable to cure any default under any Development Contract or to protect the rights of Borrower or Lender thereunder. LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER, WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED, HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION. NOTWITHSTANDING THE FORGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER HEREUNDER ON ACCOUNT OF ANY INDEMNIFIED CLAIM ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c)Borrower hereby irrevocably constitutes and appoints Administrative Agent as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, during a continuing Event of Default, to

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enforce all rights of Borrower under each Development Contract. Such appointment is coupled with an interest and is therefore irrevocable.

(d)Except during the existence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Development Contract.

(e)This assignment shall inure to the benefit of Lender and its successors and assigns, which assumes Lender’s rights and obligations under this Agreement.

6.2    Assignment of Proceeds. Borrower hereby further transfers and assigns to Lender and acknowledges that Administrative Agent shall be entitled to receive (i) any and all sums which may be awarded and become payable to Borrower for condemnation of all or any portion of the Mortgaged Property, or (ii) the proceeds of any and all insurance upon the Mortgaged Property (other than the proceeds of general public liability insurance), to be applied as set forth herein.

(a)    Borrower shall, upon request of Administrative Agent, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Administrative Agent to collect and receipt for any of such insurance or condemnation proceeds.

(b)    Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

(c)    Any sums so received by Administrative Agent pursuant to this Section 6.2 shall, subject to Section 6.3 hereof, be provided back to Borrower for restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements in documents as Administrative Agent may require, or shall be applied to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 of the Lien Instrument.

6.3    Limited Right to Use Casualty Insurance Proceeds. Borrower will give Administrative Agent prompt notice of any Casualty, and:

(a)    In the event of any Insured Casualty which is not a Restoration Casualty, Administrative Agent (or, after foreclosure, the purchaser at the foreclosure sale) is hereby authorized, at Administrative Agent’s option, either (1) in the event Borrower fails to elect Borrower’s rights under Subsection 6.3(a)(2), to settle and adjust any claim under such policies without the consent of Borrower, or (2) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided that, notwithstanding the foregoing Subsection 6.3(a)(1) hereof, Borrower may adjust losses aggregating not in excess of $1,500,000.00 if such adjustment is carried out in a competent and timely manner, and provided that in any case Administrative Agent shall and is hereby authorized to collect and receive any such insurance proceeds; and the expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be so much additional indebtedness hereby secured and shall be reimbursed to Administrative Agent upon written demand;

(b)    In the event of any Insured Casualty which is a Restoration Casualty, then, the proceeds of insurance shall be applied to pay for or reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to such Restoration Casualty, as provided for below; and Borrower hereby covenants and agrees to commence and diligently prosecute such restoring, repairing, replacing or rebuilding; provided always, that Borrower shall pay all costs (and if required by Administrative Agent, Borrower shall deposit the total thereof with Administrative Agent in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof;

(c)    Except as provided in Subsections 6.3(a) and (b) above, the proceeds of insurance consequent upon any Insured Casualty may be applied to the payment of the Indebtedness hereby secured or, at Administrative Agent’s option, to the restoration of the Mortgaged Property pursuant to the terms

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hereof; provided, however, in the event of a Restoration Casualty the proceeds of the business interruption insurance obtained by Borrower shall be made available to Borrower for payment of the indebtedness evidenced by the Note and the Operating Expenses of the Mortgaged Property; and.

(d)    In the event that proceeds of insurance, if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Borrower hereby covenants to substantially restore, repair, replace or rebuild the same as nearly as possible to the condition the Mortgaged Property was in immediately prior to damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Administrative Agent.
In the event Borrower is entitled to reimbursement out of insurance proceeds held by Administrative Agent, such proceeds shall be disbursed from time to time upon Administrative Agent being furnished with (1) evidence reasonably satisfactory to Administrative Agent of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds, or, at Administrative Agent’s option, assurances reasonably satisfactory to Administrative Agent that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, plats of survey and such other evidences of cost as Administrative Agent may reasonably require and approve; and Administrative Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) prior to commencement of work if such plans and specifications are materially different from the Plans. No payment for Hard Costs made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time (subject to other provisions regarding retainage, partial release, etc. as provided in this Agreement) except for payments for Hard Costs made when due and payable under contracts with any individual contractor after such contractor completes its obligations set forth therein. Following receipt of such plans and specifications, Administrative Agent, on behalf of Lender, shall approve or disapprove such plans and specifications within ten (10) days of the submission by Borrower to Administrative Agent of a written request for such approval, provided such request includes the following at the header of the first page in bold, capitalized font: “REQUEST FOR PLANS AND SPECIFICATIONS APPROVAL - RESPONSE REQUIRED WITHIN TEN (10) DAYS OTHERWISE SUCH PLANS AND SPECIFICATIONS WILL BE DEEMED APPROVED." In the event that Administrative Agent fails to respond within such ten (10) Business Day period, Lender’s approval shall be deemed given for all purposes. Funds other than proceeds of insurance, if any, shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Administrative Agent, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Administrative Agent by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Administrative Agent to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien, except for Permitted Exceptions (which, for purposes of this Section 6.3, shall also include (a) Approved Leases, (b) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, and (c) any workers’, mechanics’ or other similar Liens on the Mortgaged Property, provided that any such Lien is bonded or discharged within sixty (60) days after Borrower first receives notice of such Lien) and Contested Items. Any surplus which may remain out of insurance proceeds held by Administrative Agent after payment of such costs of restoration, repair, replacement or rebuilding shall be promptly paid to Borrower.

6.4    Limited Right to Use Condemnation Proceeds. Borrower will give Administrative Agent prompt notice of any Condemnation instituted or threatened in writing and if there shall occur any Condemnation of a part of the Mortgaged Property, and in the event of any Condemnation which is a Restoration Condemnation, Administrative Agent will make available to Borrower for restoration, proceeds of Condemnation, if any, collected by Administrative Agent because of the act or occurrence and not restricted by any adverse claim thereto.

6.5    Taxes and Insurance Reserve. At Administrative Agent’s request, after the occurrence and during the continuance of any Event of Default, Borrower shall pay to Administrative Agent on each Payment Date (a) one-twelfth (1/12th) of the Taxes that Administrative Agent reasonably estimates will be payable during the next twelve (12) months in order to accumulate with Administrative Agent sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates and (b) one-twelfth (1/12th) of the Insurance Premiums that Administrative Agent estimates will be payable for the renewal of the coverage afforded by the Insurance Policies upon the

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expiration thereof in order to accumulate with Administrative Agent sufficient funds to pay all such Insurance Premiums at least ten (10) days prior to the expiration of the Insurance Policies. Such amounts will be deposited into a separate account with Administrative Agent or transferred by Administrative Agent to an Account with Administrative Agent (in either event, the “Tax and Insurance Reserve"). Administrative Agent will (a) apply funds in the Tax and Insurance Reserve to payments of Taxes and Insurance Premiums as required to be made by Borrower in accordance with the Loan Documents, provided that Borrower has promptly supplied Administrative Agent with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment. In making any payment relating to Taxes and Insurance Premiums, Administrative Agent may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Administrative Agent determines in its reasonable judgment that the funds in the Tax and Insurance Reserve will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Administrative Agent may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Reserve upon the prompt delivery of written notice to Borrower of such determination and thereafter such monthly deposits for Taxes and Insurance Premiums shall be increased (or decreased) by the amount Administrative Agent reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for such Taxes or Insurance Premiums. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be required to escrow for Insurance Premiums to the extent such insurance is carried through a blanket policy. Any excess reserve shall be credited by Administrative Agent on subsequent reserve payments or subsequent payments to be made on the Note by the maker thereof, and any deficiency shall be paid by Borrower to Administrative Agent on or before the date when Administrative Agent demands such payment to be made, but in no event after the date when such Taxes and/or Insurance Premiums shall become delinquent. In the event there exists a deficiency in such fund or reserve at any time when Taxes and/or Insurance Premiums are due and payable, Administrative Agent may, but shall not be obligated to, advance the amount of such deficiency on behalf of Borrower and such amounts so advanced shall become a part of the Indebtedness, shall be immediately due and payable, and shall bear interest at the Default Rate from the date that is ten (10) days from written demand on Borrower for payment of such deficiency through and including the date of repayment. Transfer of legal title to the Mortgaged Property shall automatically transfer to the holder of legal title to the Mortgaged Property the interest of Borrower in all sums deposited with Administrative Agent under the provisions hereof or otherwise.

6.6    Operating Account. Borrower shall, at all times while the Loan continues in effect, maintain the Operating Account in a depository relationship with Administrative Agent, as Borrower’s principal bank account and sole depository for Borrower and the Mortgaged Property, except as set forth in Section 6.7(a).

6.7    Cash Management; Lockbox Account.

(a)    Borrower covenants and agrees that, except as expressly provided in this Agreement, all revenues, receipts and proceeds received from the Mortgaged Property shall be deposited into the Lockbox Account. Borrower covenants and agrees that Borrower will not maintain any bank or deposit accounts (of any kind or nature) with respect to the Mortgaged Property other than the Lockbox Account, the Operating Account or the Security Deposit Account without Administrative Agent’s prior written consent. Notwithstanding anything contained in this Section 6.7(a) to the contrary, at all times that are not during a Cash Trap Event Period (i) Borrower may deposit security deposits under Leases in a comingled deposit account that is not in the name of Borrower and is not maintained with Administrative Agent and (ii) all funds deposited into the Lockbox Account shall be swept on daily basis to the Operating Account.

(b)    Upon the occurrence of any Cash Trap Event Period, the daily sweep from the Lockbox Account to the Operating Account shall automatically cease, and the funds contained and otherwise deposited into the Lockbox Account and Borrower shall not have any right to withdraw funds from the Lockbox Account, the Operating Account or the Security Deposit Account except to the extent otherwise provided in this Agreement.

(c)    During a Cash Trap Event Period, Administrative Agent shall have the right to apply the funds remaining in the Lockbox Account as a prepayment of principal of the Note, with no prepayment penalty to be due or payable as a result of any prepayment under the Note.

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6.8    Letter of Credit. If Borrower elects to post a Letter of Credit pursuant to the terms hereof, the Letter of Credit shall be held by Administrative Agent as additional security for the Loan in accordance with the terms and conditions hereof. Each Letter of Credit is solely for the protection of Lender and entails no responsibility on Lender’s part beyond application of the funds drawn thereunder in accordance with the terms hereof. Each such Letter of Credit (and any replacement or substitution therefor) shall be extended or replaced by a new substitute Approved Letter of Credit satisfying all of the requirements described herein on or before thirty (30) days prior to its expiry and, notwithstanding anything to the contrary contained herein, failing such timely replacement, may be immediately drawn upon by Administrative Agent with such funds being applied as provided in Subsection 6.8(c) hereof.

(a)    Assignment. To the extent Administrative Agent should assign the Loan Documents, subject to Subsection 11.7(a), Borrower or Guarantor (as applicable) shall cause each Letter of Credit to be effectively assigned to the assignee of such Loan Documents or shall cause each such Letter of Credit to be reissued to such assignee, all within thirty (30) days request of Administrative Agent to Borrower and Guarantor to do so. All expenses whatsoever of the assignment or reissuance of such Letter of Credit shall be paid by Administrative Agent, Lender or their assignees. Any such assignment or reissuance must be undertaken in a form and pursuant to an arrangement acceptable to Administrative Agent, in Administrative Agent’s reasonable discretion, and otherwise consistent with the terms of this Section 6.8. To the extent Borrower or Guarantor (as applicable) should fail to timely cause any Letter of Credit to be reissued or assigned as required herein, Administrative Agent (or its successor) may, but shall not be obligated to, draw upon each Letter of Credit and apply such funds as provided in Subsection 6.8(c) hereof. No such application of proceeds from the Letter of Credit shall be deemed to cure any Potential Default or Event of Default hereunder. Upon assignment of the Loan Documents by Administrative Agent, the Letter of Credit shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate.

(b)    Remedies of Lender Upon a Failure of Performance. Upon (i) Borrower’s failure to pay, in full, any installment or portion of the Indebtedness, which such failure is not cured within the lesser of (1) thirty (30) days prior to the expiration of the Letter of Credit and (2) any applicable grace or cure period or (ii) Borrower’s failure to replace the Letter of Credit with a replacement Letter of Credit meeting the requirements hereof, all within thirty (30) days subsequent to the date that Administrative Agent provides notice to Borrower that the institution that has issued the original Letter of Credit no longer satisfies the criteria of an Approved Letter of Credit Bank or (iii) upon the occurrence and during the continuance of an Event of Default (except for an Event of Default that has been cured by Borrower’s delivery of a Letter of Credit to Administrative Agent in accordance with the terms and conditions of this Agreement), then the Administrative Agent (or its successor) may, but shall not be obligated to, draw upon the Letter of Credit and apply such funds as provided in Subsection 6.8(c) hereof. No such application of proceeds from the Letter of Credit shall be deemed to cure any Potential Default or Event of Default hereunder except for a Potential Default or Event of Default as may relate to Sections 5.21 and 5.22 hereof. Lender agrees with Borrower not to request funding of any such Letter of Credit except as provided in Subsection 6.8(c) hereof. Each Letter of Credit shall be replaced or extended by Borrower or Guarantor (as applicable) not less than thirty (30) days prior to its expiration date with a new Letter of Credit meeting the requirements hereof and expiring not sooner than the earlier of one (1) year from its issuance date or thirty (30) days beyond the Maturity Date, as may have been extended. Lender need not resort to any Letter of Credit, the Mortgaged Property or any other right, remedy or recourse, in any particular order.

(c)    Application of Proceeds. Upon receipt of funds from any presentment of a Letter of Credit, Administrative Agent shall apply such funds in any order selected by Administrative Agent (1) to satisfy the payment of all or a portion of the Indebtedness or (2) to satisfy any of the Obligations and any and all other obligations under any of the Loan Documents.

(d)    Conditions to Release-Letter of Credit (Extension Curative Amount). The Administrative Agent at the expense of Borrower, will release to Borrower the Letter of Credit (Extension Curative Amount) upon the simultaneous satisfaction of (a) the LC Release Conditions and (b) receipt by Administrative Agent of either (x) a DCR Compliance Certificate if the Letter of Credit (Extension Curative Amount) was delivered to Administrative Agent pursuant to Section 2.5(g) to satisfy the

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requirement in Section 2.5(e), or (y) an Appraisal showing the Loan-to-Value Ratio (As-Is) is not more than the Loan-to-Value Ratio (As-Is)(Maximum) if the Letter of Credit (Extension Curative Amount) was delivered to Administrative Agent pursuant to Section 2.5(g) to satisfy the requirement in Section 2.5(f).

(e)    Conditions to Release-Letter of Credit (Financial Covenants). The Administrative Agent at the expense of Borrower, will release to Borrower the Letter of Credit (Financial Covenants) upon the simultaneous satisfaction of (a) the LC Release Conditions and (b) receipt by Administrative Agent of a Financial Covenants Compliance Certificate and other written evidence being provided by Borrower or Guarantor and reasonably satisfactory to Administrative Agent indicating that the Net Worth of Guarantor is greater than or equal to the Net Worth (Minimum) as required in accordance with the terms and conditions of the Guaranty and Section 5.21 hereof, without the benefit of any Letters of Credit (Financial Covenants).

6.9    Interest Rate Protection Agreement. At Borrower’s option, Borrower may but is not required to enter into and maintain Interest Rate Protection Agreements with financial institutions (having a Standard & Poor’s credit rating of at least “A-" or better, or an equivalent rating from Moody’s Financial Services) as Counterparty for the purpose of hedging and protecting against any interest rate fluctuation risks in excess an interest rate with respect to the Loan.

(a)    Delivery. If at any time during the term of the Loan Borrower shall enter into one or more Interest Rate Protection Agreements, then promptly upon obtaining any Interest Rate Protection Agreement, Borrower shall deliver the same to Administrative Agent.

(b)    Enforcement and Modification. Borrower shall comply with all of its monetary and material non-monetary obligations under the terms and provisions of any Interest Rate Protection Agreement. Borrower shall take all action reasonably requested by Administrative Agent to enforce Administrative Agent’s and Borrower’s rights under any such Interest Rate Protection Agreements in the event of a default by Counterparty and shall not terminate, waive, amend or otherwise modify any of its rights thereunder in any material respect.

(c)    Assignment and Counterparty Consent. Unless otherwise specifically agreed in writing by Borrower and Compass, Borrower shall collaterally assign to Administrative Agent, pursuant to an Assignment of Interest Rate Protection Agreement, all of its right, title and interest to receive any and all payments under any Interest Rate Protection Agreement (and any related guarantee, if any) and shall deliver to Administrative Agent a copy of each such Interest Rate Protection Agreement, and an acknowledgment and agreement (either in such Interest Rate Protection Agreement or by separate instrument, in each case in the form attached to the Assignment of Interest Rate Protection Agreement or another form reasonably satisfactory to Agent) of such Counterparty acknowledging such assignment and agreeing during the continuance of an Event of Default to make any payments payable under or pursuant to the Interest Rate Protection Agreement directly to Administrative Agent (the “Counterparty Consent"). At such time as the Loan is repaid in full, all of Administrative Agent’s right, title and interest in the related Interest Rate Protection Agreement shall terminate and Administrative Agent shall execute and deliver at Borrower’s sole cost and expense, such documents as may be required to evidence Administrative Agent’s release of such Interest Rate Protection Agreement and to notify the Counterparty of such release.

(d)    Remedies. If Administrative Agent receives any payments under any Interest Rate Protection Agreement other than a payment by reason of a “Termination Event" (as defined in the applicable Interest Rate Protection Agreement) or any other payment during the existence of an Event of Default, Administrative Agent shall hold and deposit the same as additional security for the Loan and apply the same to interest payable on the next occurring Payment Date with respect to the Loan. If Administrative Agent receives any payments under any Interest Rate Protection Agreement during the existence of an Event of Default or by reason of a Termination Event under any Interest Rate Protection Agreement, Administrative Agent shall have the right to apply same to any portion of the Loan. Upon such date that the Loan becomes due by reason of an Event of Default, or otherwise, Administrative Agent may direct that all other existing Interest Rate Protection Agreements be broken and discontinued, and any and

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all breakage fees, discontinuance fees and any other similar fees and costs with respect to such Interest Rate Protection Agreements shall become immediately due and payable by Borrower.

(e)    Interest Rate Protection Agreement (Compass). Unless otherwise specifically agreed in writing by Borrower and Compass, Borrower’s obligations (including any payment obligation) with respect to any Interest Rate Protection Agreement (Compass) pertaining to the Loan shall be secured by the Lien Instrument and any default by Borrower (after the expiration of any applicable notice and cure period) under any such Interest Rate Protection Agreement (Compass) shall, at the discretion of the Administrative Agent, constitute an Event of Default under this Agreement. Borrower’s obligations with respect to any Interest Rate Protection Agreements that do not constitute an Interest Rate Protection Agreement (Compass) or not otherwise provided by Compass or an Affiliate of Compass shall not be secured by the Lien Instrument.

6.10    Security Interest in Reserves.

(a)    As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in the Reserves. Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Borrower’s name for the benefit of Lender and hereby acknowledges and agrees that Administrative Agent, or at Administrative Agent’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Administrative Agent at any time to the financial institution wherein the Reserves have been established, and Administrative Agent, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby holds Lender harmless with respect to all risk of loss regarding amounts on deposit in the Reserves, except to the extent that any such loss is caused by the gross negligence or willful misconduct of Lender. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set‑off or other remedy upon a default. If an Event of Default occurred and is continuing hereunder or under any other of the Loan Documents which is not cured within any applicable grace or cure period, then Administrative Agent may, without notice or demand on Borrower, at its option (but subject to the terms of the Approved Leases): (i) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable outside attorneys’ fees, costs and expenses) to the indebtedness evidenced by the Note or any other obligations of Borrower under the other Loan Documents in such manner as Administrative Agent shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (ii) exercise any and all rights and remedies of a secured party under the Code, or (iii) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any default hereunder or under the other Loan Documents.

(b)    The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Loan Agreement by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Administrative Agent’s option and in Administrative Agent’s discretion, may either be held in a separate account or be commingled by Administrative Agent with the general funds of Administrative Agent. Upon full payment of the indebtedness secured hereby in accordance with its terms (or if earlier, the completion of the applicable conditions to release of each Reserve to Administrative Agent’s reasonable satisfaction) or at such earlier time as Administrative Agent may elect, the balance in the Reserves then in Administrative Agent’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

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Any amounts received by Administrative Agent from Borrower may be invested by Administrative Agent (or its servicer) for its benefit, and Lender shall not be obligated to pay, or credit, any interest earned thereon to Borrower except as may be otherwise specifically provided in this Agreement. Notwithstanding the foregoing, so long as no Event of Default is continuing, any funds held in the Reserves shall be applied to those expenses for which such Reserves are being held and will be disbursed periodically to Borrower or on its behalf to timely pay for such expenses. Further, it is acknowledged by the parties that notwithstanding anything to the contrary in any Loan Documents any amounts invested pursuant to this Article 6 at all times shall be invested solely in Permitted Investments.

ARTICLE VII

EVENTS OF DEFAULT

7.1Events of Default. The term “Event of Default" means the occurrence of any one of the following:

(a)Indebtedness. Any installment or portion of the Indebtedness is not paid when due and such failure continues for five (5) days after written notice thereof from Administrative Agent, or otherwise upon maturity or acceleration;

(b)Obligations. Any of the Obligations is not fully and timely performed and such failure continues for a period of thirty (30) days after written notice thereof from Administrative Agent to Borrower; provided, however, if such default is not reasonably curable within such thirty (30) day period, then no Event of Default shall be deemed to have occurred if Borrower commences same within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within ninety (90) days after such notice. Notwithstanding the foregoing, nothing in this Subsection 7.1(b) shall be construed or deemed to require any notice or opportunity to cure for any circumstance which constitutes an “Event of Default" pursuant to another subsection of this Section 7.1;

(c)Misrepresentation. Any statement, representation or warranty in the Loan Documents, any Financial Statement or any other writing delivered by Borrower or Guarantor to Administrative Agent in connection with the Loan is false, misleading or erroneous in any material respect when made, and as it relates solely to any future occurrence, Borrower does not cure the breach thereof within fifteen (15) days following written notice thereof from Administrative Agent to Borrower;

(d)Debtor Relief Laws. Borrower, any Guarantor, or any person obligated to pay any part of the Indebtedness (i) admits in writing (x) other than to Administrative Agent, and (y) through a general dissemination to the majority of its creditors its inability to pay its debts or makes a general assignment for the benefit of creditors; (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its or its debts under any Debtor Relief Laws; (iii) has any involuntary case, proceeding or other action commenced against it which seeks to have any order for relief entered against it, as debtor, which is not dismissed within sixty (60) days of commencement, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iv) conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any assignment or any transfer of its property to or for the benefit of one or more creditors at a time when other creditors similarly situated have not been paid, or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or (v) has an application filed in any court for a custodian, receiver, trustee, conservator or liquidator for it or the Mortgaged Property or substantially all of its other property, which such application is not dismissed or otherwise vacated within sixty (60) days from the date thereof or has any court take jurisdiction of the Mortgaged Property or substantially all of its other property or has any governmental authority or regulatory body condemn, seize or otherwise appropriate the Mortgaged Property or

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substantially all of its other property which is not dismissed or otherwise vacated within sixty (60) days from the date thereof. Additionally, if a final non-appealable judgment or judgments against Borrower which is not dismissed, paid or bonded over within ninety (90) days thereafter in excess of $1,000,000, in the aggregate (provided, however, that any such judgment shall not be an Event of Default if and for so long as (x) the amount of such judgment is covered by a valid and binding policy of insurance covering payment thereof, and (y) the insurer has been notified and has not disputed the claim for payment of, or the amount of such judgment); provided further, that if any such judgment shall constitute a Lien on the Mortgaged Property, the provisions of Section 7.1(h) shall apply;

(e)Disposition. If Borrower makes a Disposition other than (i) a Disposition that simultaneously results in the Loan being repaid in full or (ii) a Permitted Disposition, without the prior written consent of Administrative Agent;

(f)Subordinate Mortgage. Without the prior written consent of Administrative Agent, Borrower (i) creates or places, permits to be created or placed, attempts to create or place, through any act or failure to act, acquiesces in the creation or placing of, or allows to remain, any Subordinate Mortgage or (ii) grants any easement or dedication, seeks or obtains a zoning reclassification or variance, files any plat, condominium declaration, or restriction or enters into any Lease (other than as expressly permitted by the Loan Documents) which affects all or any portion of the Mortgaged Property;

(g)Abandonment. Borrower abandons any material portion of the Mortgaged Property, or suspends or discontinues its business operations for a period in excess of thirty (30) consecutive days;

(h)Security Interest Default. Except for Permitted Exceptions (which, for purposes of this Section 7.1(h), shall also include (a) Approved Leases, (b) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, and (c) any workers’, mechanics’ or other similar Liens on the Mortgaged Property provided that any such Lien is bonded or discharged within sixty (60) days after Borrower first receives notice of such Lien) and Contested Items, the holder of any lien or security interest on or assignment of the Land or Improvements (without hereby implying Administrative Agent’s consent to the existence or creation of any such lien or security interest) (i) declares a default thereof and (ii) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(i)Liquidation; Dissolution. The liquidation, termination, dissolution, death or legal incapacity of (i) Borrower or (ii) Guarantor;

(j)Management Agreement. If the Management Agreement of the Mortgaged Property is terminated for any reason other than (x) in accordance with Section 5.18 or (y) a default by the Manager in the performance of its obligations under the Management Agreement, without the prior written consent of Administrative Agent, in Administrative Agent’s reasonable discretion;

(k)REA. The REA is modified, amended, transferred, assigned, terminated, or rescinded by Borrower or Land (Parking) Owner, without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, (a) any amendment or modification to the REA (Sub) to reflect a transfer in the Land (Parking) to Borrower is hereby pre-approved by Administrative Agent, and (b) in the event Administrative Agent approves an amendment to the REA (Master) which adds Borrower (and, if Land (Parking) Owner continues to own the Land (Parking), the Land (Parking) Owner), as direct parties thereto, Administrative Agent shall be deemed to have approved the termination of the REA (Sub));

(l)TIC Agreement. The TIC Agreement is modified, amended, transferred, assigned, terminated, or rescinded by Borrower or Land (Parking) Owner, without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, any amendment or modification to the TIC Agreement to reflect a transfer in the Land (Parking) to Borrower is hereby pre-approved by Administrative Agent);

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(m)Security Interest. Except for (x) a Permitted Disposition and a Subordinate Mortgage entered into with the prior written consent of Administrative Agent, whose consent shall be in Administrative Agent’s sole and absolute discretion, and (y) the pledge of one hundred percent (100%) of the membership interests in Land (Parking) Owner pursuant to the Pledge Documents, the pledging, mortgaging, granting of a lien on or security interest in, or other hypothecating of all or any part of Borrower’s assets (now or hereafter acquired) except to secure indebtedness to Lender;

(n)Pledge Documents. Land (Parking) Owner’s failure to maintain those covenants and obligations under the Pledge Documents and such failure continues for a period of sixty (60) days after written notice thereof from Administrative Agent to Borrower and Land (Parking) Owner.

(o)Insurance. Borrower shall fail to maintain the casualty and hazard insurance in effect with respect to the Mortgaged Property in accordance with the Insurance Requirements as required by the Loan Documents;

(p)Intentionally Deleted.

(q)Execution; Attachment; Sequestration; Levy. The Mortgaged Property or any part thereof is taken by execution or other process of law (other than condemnation, but including, without limitation, attachment, sequestration, levy or other similar writ; provided that Administrative Agent shall give Borrower fifteen (15) days prior notice of any determination to declare an Event of Default under this Subsection 7.1(q) and Borrower may during such fifteen (15) day period, elect to prepay the Indebtedness in full within sixty (60) days after Administrative Agent’s determination to declare an Event of Default under this Subsection 7.1(q) or cause any such sequestration, attachment or levy to be released or terminated;

(r)Non-Foreign Status. Any failure or breach of any representation or warranty made in any certification of non-foreign status furnished to Administrative Agent in connection with the Loan to be true and correct in all material aspects or any failure to perform or other breach of any covenant therein which is not cured within the notice and cure period set forth in this Agreement for a corresponding failure or breach;

(s)Interest Rate Protection Agreement. Any event of default by Borrower under an Interest Rate Protection Agreement and the continuation of such default or failure past any applicable grace or cure period therein;

(t)Guaranty; Financial Covenants. Any default, after applicable notice and cure periods have expired, of Guarantor under the Guaranty and the continuation of such default or failure (save and except any default or failure to pay money as and when required under the Guaranty) for a period of thirty (30) days after written notice from Administrative Agent to Guarantor; including, without limitation, a failure of Guarantor to maintain Guarantor’s Financial Covenants required by Section 5.21 of this Agreement, which failure is not cured as set forth in Section 5.22 hereof within thirty (30) days of such occurrence or circumstance; or

(u)Letter of Credit. If Borrower or Guarantor should fail, refuse or neglect to maintain a Letter of Credit as required in accordance with the terms and conditions of the Loan Documents, and such failure continues for a period subsequent to the earlier of (1) thirty (30) days after written notice thereof from Administrative Agent to Borrower and (2) that date that is thirty (30) days prior to the expiration date of such Letter of Credit.

7.2    Remedies. The remedies available to Lender under Section 7 of the Lien Instrument are fully incorporated herein by reference as if they were listed in this Section 7.2. On the occurrence of and during the continuation of an Event of Default, Lender may, in its sole discretion, exercise any one or more remedies available to it under the Lien Instrument, this Agreement, the other Loan Documents, or otherwise at law or in equity.

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ARTICLE VIII

LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES

8.1No Obligation by Lender to Operate. Any term or condition of any of the Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower or Guarantor. Any term or condition of the Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan or otherwise, or to take or refrain from taking any action with respect to Borrower, Guarantor, the Mortgaged Property or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Administrative Agent to audit and review the management, operation and conduct of the business and affairs of Borrower and Guarantor, and to maintain and preserve the security given by Borrower to Lender for the Loan, and may not be relied upon by any other person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Guarantor and no term or condition of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, Guarantor and Lender to be other than that of borrower, guarantor and lender, and Borrower shall at all times represent that the relationship between Borrower, Guarantor and Lender is solely that of borrower, guarantors and lender. BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER, WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED, HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER OR GUARANTOR, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER OR GUARANTOR. NOTWITHSTANDING THE FORGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER HEREUNDER ON ACCOUNT OF ANY INDEMNIFIED CLAIM ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.2    INDEMNITY BY BORROWER. BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS, WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE OF ANY PARTY SO INDEMNIFIED, AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, ACTUALLY INCURRED INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, BORROWER SHALL, PROMPTLY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING, WITHOUT LIMITATION, REASONABLE OUTSIDE LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL PROMPTLY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. ADMINISTRATIVE AGENT MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS

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SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL PROMPTLY REPAY TO ADMINISTRATIVE AGENT, IN CASH AND NOT WITH PROCEEDS OF THE LOAN, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE MAXIMUM RATE OF INTEREST PERMITTED BY APPLICABLE LAW FROM THE DATE BORROWER RECEIVES WRITTEN NOTICE OF SUCH PAYMENT. ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION. NOTWITHSTANDING THE FORGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY LENDER HEREUNDER ON ACCOUNT OF ANY INDEMNIFIED CLAIM ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.3    No Agency. Nothing herein shall be construed as making or constituting Lender as the agent of Borrower in making payments pursuant to any construction contracts or subcontracts entered into by Borrower for construction of the Improvements or otherwise. The purpose of all requirements of Lender hereunder is solely to allow Administrative Agent to check and require documentation (including, but not limited to, lien waivers) sufficient to protect Lender and the Loan contemplated hereby. Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for constructing the Improvements and paying for work done in accordance therewith and that Borrower has solely, on Borrower’s own behalf, selected or approved each contractor, each subcontractor and each materialman, Lender having no responsibility for any such persons or entities or for the quality of their materials or workmanship.

ARTICLE IX

AGREEMENT TO LEND AND BORROWING PROCEDURES

9.1Agreement to Lend. Subject to and upon the terms and conditions of this Agreement and the other Loan Documents, and relying on the representations and warranties made to Administrative Agent and Lenders in this Agreement and the other Loan Documents, each Lender severally agrees to lend to Borrower, their respective Pro Rata Share of the Loan Amount in an aggregate principal amount not to exceed the amount of the Commitment of such Lender indicated on Schedule 1 hereto; provided, however, the Aggregate Commitments shall not exceed the Loan Amount. The Loans shall be secured by a lien on the Mortgaged Property, and shall be for the acquisition of the Mortgaged Property. Borrower agrees to borrow and take down the Loans, subject to and upon the terms and conditions of this Agreement and the other Loan Documents. The aggregate Loans made by each Lender shall be evidenced by a Note executed by Borrower, substantially in the form of Exhibit B hereto, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender. The date, amount and type of each Advance and payment or prepayment of principal with respect thereto, each continuation thereof, each conversion of all or a portion thereof to another type and the length of any applicable interest period with respect thereto shall be recorded by each Lender on its books and records. The books and records of such Lender shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error. The Note of each Lender shall be dated the Effective Date or, if a Lender’s interest is hereafter assigned, the effective date of such assignment.

9.2    Borrowing Procedures.

(a)Provided all conditions to an Advance of Loan proceeds have been satisfied or waived or deemed satisfied, as determined by Administrative Agent, each Lender will make the amount of its Pro Rata Share of each borrowing available to Administrative Agent for the account of Borrower at the Dallas office of Administrative Agent specified in Section 11.5 hereof prior to 11:00 A.M., Dallas, Texas time on the date requested by Borrower in funds immediately available to Administrative Agent. Each borrowing will be made available to Borrower by Administrative Agent depositing the aggregate amounts made available to Administrative Agent by the Lenders into the Operating Account. The execution of this Agreement by Borrower constitutes an irrevocable authorization to Administrative Agent and the Lenders to Advance Loan proceeds as provided in this Section. No further authorization shall be necessary to warrant such direct Advances. All sums advanced by direct payment to third parties shall reduce the

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Available Commitment, shall be evidenced by the Notes and shall be secured by the Loan Documents. Neither the Lenders nor Administrative Agent shall have any obligation to see to the disposition of any direct payments to any other Person.

(b)Unless Administrative Agent shall have been notified by any Lender prior to the date of any proposed borrowing that such Lender does not intend to make available to the Administrative Agent the Loan on such date, Administrative Agent may assume that such Lender has made the Loan available to the Administrative Agent on such date and Administrative Agent in its sole discretion may, but shall not be obligated to, make available to Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender by 1:00 P.M., Dallas, Texas time, on the Business Day of such proposed borrowing (it being understood that any such notice received after 1:00 P.M., Dallas, Texas time, on any Business Day shall be deemed to have been received the immediately following Business Day), such Lender agrees to pay and Borrower agrees to repay to Administrative Agent within two (2) Business Days of demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Administrative Agent, at the interest rate applicable to such borrowing. If such Lender shall pay to Administrative Agent such amount, such amount so paid shall constitute such Lender’s Loan, and if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Administrative Agent shall promptly pay over to Borrower such corresponding amount in same day funds, but Borrower shall remain obligated for all interest thereon to the extent not already paid by Borrower pursuant to the preceding sentence. For avoidance of doubt, Borrower shall not be obligated to pay interest until such Advance is made, and nothing herein is intended to relieve any Lender of its obligation to make the Loans in accordance with the terms of the Loan Documents. Nothing in this Subsection 9.2(b) shall be deemed to relieve any Lender of its obligation hereunder to make its Loan on any date specified in any borrowing notice.

(c)If a Lender (a “Defaulting Lender") defaults in making any Advance or paying any other sum due and payable by it hereunder, such sum together with interest thereon at the interest rate applicable to such borrowing from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the “Lender Default Obligation") shall be payable by the Defaulting Lender (i) to any Lender which elects, at its sole option (and with no obligation to do so), to fund the amount which the Defaulting Lender failed to fund or (ii) to Administrative Agent or any other Lender which under the terms of this Agreement is entitled to reimbursement from the Defaulting Lender for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has repaid the Lender Default Obligation in full, all amounts which would otherwise be distributed to the Defaulting Lender shall instead be applied first to repay the Lender Default Obligation (to be applied first to interest at the Federal Funds Rate and then to principal) until the Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Lender), whereupon such Lender shall no longer be a Defaulting Lender. Any interest collected from Borrower on account of principal advanced by any Lender(s) on behalf of a Defaulting Lender shall be paid to the Lender(s) who made such Advance and shall be credited against the Defaulting Lender’s obligation to pay interest on the amount advanced at the Federal Funds Rate. If no other Lender funds the amount which the Defaulting Lender was obligated to fund, then a portion of the Defaulting Lender’s indebtedness hereunder equal to the Lender Default Obligation shall be subordinated to the Indebtedness of Borrower to the Lenders (other than the Defaulting Lender) and shall be repaid only after payment in full of all other Indebtedness hereunder. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. Additionally, a Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders (other than the Defaulting Lender) shall be suspended until it ceases to be a Defaulting Lender, and during any such period in which a Defaulting Lender’s voting rights have been suspended the Required Lenders shall be the requisite percentage of all other entities comprising the Lenders. Administrative Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the Lender Default Obligation any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the Lender Default Obligation and, to the extent such recovery would not fully compensate Lender (other than

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the Defaulting Lender) for the Defaulting Lender’s breach of this Agreement, to collect damages. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent, Borrower and each of the other Lenders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and expenses), plus interest thereon at the Default Rate, for funds advanced by Administrative Agent, Borrower or any other Lender on account of the Defaulting Lender or any other damages such entities may sustain by reason of the Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement. If a Lender becomes a Defaulting Lender, Borrower may find a replacement Lender and require the Defaulting Lender to assign its interests to such replacement in accordance with the terms of Section 11.7 of this Agreement, provided that there shall be deducted from the amount that would otherwise be paid to the Defaulting Lender an amount equal to the Lender Default Obligation and such other fees and expenses charged by such replacement lender. In addition, Defaulting Lender shall not be released of liability for any other claims due to the fact that a replacement lender has been obtained.

(d)Borrower hereby authorizes each Lender to make Advances directly to Administrative Agent for payment and reimbursement of all charges, costs and expenses incurred by Administrative Agent in connection with the Loans to the extent permitted by the Loan Documents and not previously paid by Borrower, including, but not limited to, (i) any points, loan fees, service charges, commitment fees or other fees due to Administrative Agent in connection with the Loans; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all fees and disbursements of architects, engineers and consultants engaged by Borrower and/or Administrative Agent, including the fees and disbursements of the Design Professionals, the Inspecting Person and Administrative Agent’s insurance consultant; (iv) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (v) all appraisal fees; (vi) all title, casualty, liability, payment, performance or other insurance or bond premiums and (vii) all reasonable fees and disbursements of outside legal counsel engaged by Administrative Agent in connection with the origination, negotiation, document preparation, consummation and administration of the Loans and all reasonable fees and disbursements of outside legal counsel engaged by the Administrative Agent in connection with the enforcement of this Agreement or any of the Loan Documents.

9.3    Pro Rata Treatment and Payments. Each borrowing by Borrower from the Lenders hereunder, and each payment by Borrower on account of any fees hereunder, shall be made pro rata according to the respective Pro Rata Shares of the Lenders. Each payment (including each prepayment but expressly excluding any payments related to any of (a) an Interest Rate Protection Agreement (Compass), (b) the Administrative Fee, (c) the Commitment Fee and (d) an Extension Fee) by Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders; provided that any payments related to (a) an Interest Rate Protection Agreement (Compass), (b) the Administrative Fee, (c) the Commitment Fee and (d) an Extension Fee) shall be soley for the account of Compass and none of the other Lenders or any successors or assignees of Compass or any other Lenders, shall have any right to receive any portion of any payments related to (a) an Interest Rate Protection Agreement (Compass), (b) the Administrative Fee, (c) the Commitment Fee or (d) an Extension Fee. All payments (including prepayments and any payments related to an Interest Rate Protection Agreement) to be made by Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., Dallas, Texas time, on the due date thereof. Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received; however, (i) to the extent that Administrative Agent does not distribute to the Lenders their respective Pro Rata Share of any payments due to the Lenders hereunder on the same Business Day as received by Administrative Agent, the amount due to the Lenders by Administrative Agent shall bear interest at the Federal Funds Rate until paid to the Lenders and (ii) any payment received by Administrative Agent from Borrower after 2:00 P.M. Dallas, Texas time shall be deemed to be received on the next Business Day. Borrower shall not be liable for any interest payable by Administrative Agent pursuant to the prior sentence.

9.4    Commitments Several. The failure of any Lender to make a requested Advance on any date shall not relieve any other Lender of its obligation (if any) to make an Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

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9.5    Taxes. All payments made by Borrower under this Agreement and any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding Excluded Taxes, If any such levies, imposts, duties, charges, fees, deductions or withholdings are Indemnified Taxes, the amounts so payable to Administrative Agent or such Lender shall be increased to the extent necessary to yield to Administrative Agent or such Lender (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Indemnified Taxes are payable by Borrower, Borrower shall send to Administrative Agent as promptly as reasonably possible after receipt of written request from Administrative Agent, for Administrative Agent’s own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority (taking into account any extensions of time for filing made in compliance with applicable law) or fails to remit to Administrative Agent the required receipts or other required documentary evidence promptly after receipt of such written demand, Borrower shall indemnify Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failures. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. Notwithstanding anything to the contrary contained in this subsection, Borrower shall not be required to pay any additional amounts to any Lender pursuant to this Section to the extent such additional amounts result from such Lender’s gross negligence or willful misconduct.

9.6    Forms. Any Lender that is entitled to an exemption from, or reduction of, withholding tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that a Lender is a Foreign Lender, then such Foreign Lender shall:

(a)    deliver to Borrower and Administrative Agent two (2) duly completed originals of United States Internal Revenue Service Forms W-8ECI and W-8BEN-E, as applicable, or successor applicable form, as the case may be;

(b)    deliver to Borrower and Administrative Agent two (2) further originals of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower or Administrative Agent; and

(c)    obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrower or Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise by required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrower and Administrative Agent. Such Lender shall certify that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and is entitled to an exemption from United States backup withholding tax. Each party that shall become a transferee pursuant to Section 11.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a participant such participant shall furnish all such required forms and statements to Lender from which the related participation shall have been purchased.

9.7    ERISA. No portion of any Loans shall be funded with plan assets of (i) any employee benefit plan subject to Title I of ERISA, (ii) any plan covered by Section 4975 of the internal revenue code, or (iii) any

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government plan subject to state laws that are comparable to Title I of ERISA or Section 4975 of the internal revenue code.

ARTICLE X

ADMINISTRATIVE AGENT

10.1Appointment and Authorization.

(a)Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “administrative agent" or “agent" herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects (REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT) in the absence of gross negligence or willful misconduct.

(c)Administrative Agent shall promptly deliver to Lenders (i) copies of financial statements of Borrower and Guarantor delivered to Administrative Agent under Section 5.20 of this Agreement and (ii) the occurrence of any monetary Events of Default under this Agreement and any notices of Events of Default received from Borrower.

10.2    Actions Requiring Consent and Approval.

(a)    Subject to Subsection 10.2(g), Administrative Agent may amend or waive any of the provisions of this Agreement or any of the other Loan Documents, or consent to any departure by any party to the Loan Documents therefrom, which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination shall not result in a material adverse change. Otherwise, subject to Subsection 10.2(g), no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders (or all of Lenders if required pursuant to subsection (b) below), and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, Administrative Agent shall not, without the prior approval or consent of the Required Lenders:

(1)Appoint a successor Administrative Agent, provided that no Lender shall unreasonably withhold, condition or delay its consent to the appointment of a successor Administrative Agent and further provided that nothing contained in this Section 10.2 shall limit the rights of Administrative Agent under Section 10.9 in the event a successor

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Administrative Agent is not appointed within thirty (30) days of the retiring Administrative Agent giving notice of its resignation; or

(2)Waive any non-monetary Event of Default on the part of Borrower or any Guarantor; or

(3)exercise any remedies in connection with an Event of Default, other than sending any demand notices and other notices which are a prerequisite to the complete or partial foreclosure of the Mortgaged Property; or

(4)Approve the bid amount made on behalf of Lenders at any complete or partial foreclosure of the Mortgaged Property.

(b)    Administrative Agent shall not undertake any of the following actions without the prior approval or consent of each Lender:

(1)    Forgive all or any portion of the principal amount of the Loans or any accrued interest thereon, or any other amendment of this Agreement or the other Loan Documents which would reduce the underlying interest rate or the rate at which fees are calculated or forgive any loan fee, or extend the time of payment of any principal, interest or fees;

(2)    Amend the recourse provisions in any Guaranty;

(3)    Modify the percentage specified in the definition of Required Lenders;

(4)    Increase of the amount of the Loans or any Commitment;

(5)Amend this Subsection 10.2(b);

(6)Waive a monetary Event of Default under the Loan Documents;

(7)Consent to any additional indebtedness of Borrower secured by all or any portion of the Mortgaged Property, including without limitation, the approval of any subordinate financing secured by a lien on the Mortgaged Property or a pledge of any of the ownership interests of Borrower (whether directly or indirectly), except as may be provided for in the Loan Documents;

(8)Release Borrower or any Guarantor from any of their respective obligations under the Loan Documents, except as expressly contemplated by the Loan Documents;

(9)Release all or any portion of any collateral for the Loans except as contemplated under and in accordance with the terms and provisions of any other Loan Document; or

(10)Approve a Substitute Guarantor as provided in Section 5.22 hereof;

(c)    No provision of this Article X or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the written consent of the Administrative Agent.

(d)In addition to the required consents or approvals referred to in Subsections 10.2 (a), (b) and (c) above, Administrative Agent may, but shall not be required to, at any time request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Administrative Agent is permitted or required to take or to grant without

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instructions from the Required Lenders, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (unless the consent of all of Lenders is required pursuant to this Agreement, in which case no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of all of Lenders). Administrative Agent shall promptly notify each Lender at any time that the Required Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

(e)If an Event of Default occurs hereunder or under any of the Loan Documents and is continuing, Administrative Agent may make the determination to accelerate the Loans and exercise or refrain from exercising remedies hereunder (and Administrative Agent shall do so at the written direction of the Required Lenders). Notwithstanding the foregoing, Administrative Agent may take any action it deems to be necessary from time to time to protect any collateral for the Loans.

(f)Each Lender authorizes and directs Administrative Agent to enter into the Loan Documents. Each Lender agrees that any action taken by Administrative Agent at the direction or with the consent of the Required Lenders in accordance with the provisions of this Agreement or any other Loan Document, and the exercise by Administrative Agent at the direction or with the consent of the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders, except for actions specifically requiring the approval of all of Lenders. All communications from Administrative Agent to Lenders requesting a Lender’s determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested and to the extent not previously provided written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within five (5) Business Days after receipt of the request therefor from Administrative Agent (the “Lender Reply Period"). Unless written notice to Administrative Agent that a Lender objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within Lender Reply Period, such party shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all of Lenders, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to each Lender and upon receiving the required approval or consent shall, to the extent feasible, follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders, and each non-responding party shall be deemed to have concurred with such recommended course of action.

(g)Until such time as Borrower is otherwise instructed in writing by the Administrative Agent or the Required Lenders, Borrower may unconditionally, without further inquiry, rely on the direction, consent, waiver or approval of Administrative Agent as the direction, consent or approval of Lenders.

10.3    Liability of Administrative Agent. None of Administrative Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY SUCH DIRECTORS, OFFICERS, EMPLOYEES OR ADMINISTRATIVE AGENTS (except to the

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extent resulting from its own gross negligence or willful misconduct in connection with the duties expressly set forth herein as determined by a final, non-appealable judgment by a court of competent jurisdiction), or (ii) be responsible in any manner to any of Lenders or any Participant for any recital, statement, representation or warranty made by Borrower, any Guarantor, or any member, partner, shareholder or officer of Borrower or any Guarantor, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any lien, mortgage or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Guarantor.

10.4    Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or party, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as is required pursuant to the terms of this Agreement and, if it so requests, confirmation from Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. For purposes of determining compliance with the conditions specified in this Article X, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

10.5    Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default". Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default as may be requested by the Required Lenders in accordance with this Article X; provided that, unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of Lenders.

10.6    Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantors, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders

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by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower or Guarantors which may come into the possession of the Administrative Agent.

10.7    Indemnification. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and expenses, INCLUDING ANY CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT (collectively, the “Indemnified Liabilities"); provided that no Lender shall be liable for any payment to Administrative Agent of any portion of the Indemnified Liabilities to the extent determined by a final, non-appealable judgment by a court of competent jurisdiction to have resulted from Administrative Agent’s gross negligence or willful misconduct. No action taken in accordance with the direction of the Required Lenders shall constitute gross negligence or willful misconduct for purposes of this Agreement (unless the consent of all of Lenders is required pursuant to this Agreement, in which case no action taken in accordance with the direction of all of Lenders shall constitute gross negligence or willful misconduct for purposes of this Agreement). Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon written demand for its ratable share of any costs or out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower; provided, however, in the event that a final, non-appealable judgment is issued by a court of competent jurisdiction which determines that Administrative Agent was grossly negligent or committed willful misconduct, then Administrative Agent shall reimburse Lenders for any reasonable attorneys’ fees and other payments made by Lenders to Administrative Agent under this Section 10.7 resulting from Administrative Agent’s gross negligence or willful misconduct. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

10.8    Administrative Agent in Individual Capacity. Compass and Compass’ Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and Guarantor as though Compass were not Administrative Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Compass or its Affiliates may receive information regarding Borrower or Guarantor (including information that may be subject to confidentiality obligations in favor of Borrower or Guarantor) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Compass and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Compass were not the Administrative Agent, and the terms “Lender" and “Lenders" include Compass and its Affiliates, to the extent applicable, in their individual capacities.

10.9    Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders and Borrower. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders (and subject to Borrower’s approval, such approval not to be unreasonably withheld, conditioned or delayed), a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30)

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days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10    Collateral Matters. Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any liens and security interests granted to or held by Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of Borrower hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (iii) if approved, authorized or ratified in writing by all of Lenders.

10.11    Foreclosure Plan. In the event that all or any portion of the Mortgaged Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations, title to any such Mortgaged Property or any portion thereof shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the benefit of Lenders. Administrative Agent shall prepare a recommended course of action for such Mortgaged Property (the “Post-Foreclosure Plan") and submit it to Lenders for approval by the Required Lenders. In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to Lenders for evaluation and the approval by the Required Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Mortgaged Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Mortgaged Property, and the collecting of rents and other sums from such Mortgaged Property and paying the expenses of such Mortgaged Property. Upon demand therefore from time to time, each Lender will contribute its Pro Rata Share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Mortgaged Property. In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of Lenders, monthly, an income and expense statement for such Mortgaged Property, and each of Lenders shall promptly contribute its Pro Rata share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Mortgaged Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Mortgaged Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in proportion to their respective Commitments immediately prior to the termination thereof. Lenders acknowledge that if title to any Mortgaged Property is obtained by Administrative Agent or its nominee, such Mortgaged Property will not be held as a permanent investment but will be liquidated as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate. Administrative Agent shall undertake to sell such Mortgaged Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Mortgaged Property in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same, which agreement shall be in all material respects similar to the rights of Lenders with respect to the Mortgaged Property.

10.12    Proof of Claims. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

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(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due Lenders and the Administrative Agent) hereunder allowed in such judicial proceedings; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XI

MISCELLANEOUS

11.1Successors and Assigns. Subject to Subsections 11.7(a) and (b), this Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender, and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not assign any rights or obligations under this Agreement without the prior written consent of Administrative Agent.

11.2    Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define or be used in construing the text of such Articles, Sections or Subsections.

11.3    Survival. The provisions hereof shall survive the execution of all instruments herein mentioned, shall continue in full force and effect until the Loan has been paid in full and shall not be affected by any investigation made by any party.

11.4    APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS FROM TIME TO TIME IN EFFECT EXCEPT TO THE EXTENT PREEMPTED BY UNITED STATES FEDERAL LAW. ALL OF BORROWER’S OBLIGATIONS TO LENDER WERE NEGOTIATED, CREATED, EXECUTED AND DELIVERED IN TEXAS. THIS AGREEMENT, THE LIEN INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CHOICE OF LAW OR CONFLICT OF LAWS RULES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS, EXCEPT THAT THE LAWS OF THE STATE OF WHERE THE LAND IS LOCATED, INCLUDING LAWS GOVERNING FORECLOSURE, SHALL GOVERN THE LOCAL ISSUES. FOR PURPOSES HEREOF, THE TERM "LOCAL ISSUES" REFERS TO ANY PROVISION OF THIS AGREEMENT, THE LIEN INSTRUMENT AND THE OTHER LOAN DOCUMENTS WHICH PERTAINS TO (I) WHETHER A TRANSACTION TRANSFERS OR CREATES AN INTEREST IN REAL OR PERSONAL PROPERTY SITUATED IN THE STATE WHERE THE LAND IS LOCATED FOR SECURITY PURPOSES OR OTHERWISE, (II) THE NATURE OF AN INTEREST IN REAL OR PERSONAL PROPERTY SITUATED IN THE STATE WHERE THE LAND IS LOCATED THAT IS TRANSFERRED OR CREATED BY A TRANSACTION, (III) A METHOD FOR FORECLOSURE OF A LIEN OR SECURITY INTEREST IN REAL OR PERSONAL PROPERTY

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SITUATED IN THE STATE WHERE THE LAND IS LOCATED, (IV) THE NATURE OF AN INTEREST IN REAL OR PERSONAL PROPERTY SITUATED IN THE STATE WHERE THE LAND IS LOCATED THAT RESULTS FROM A FORECLOSURE, (V) THE MANNER AND EFFECT OF RECORDING OR FAILING TO RECORD EVIDENCE OF A TRANSACTION THAT TRANSFERS OR CREATES AN INTEREST IN REAL OR PERSONAL PROPERTY SITUATED IN THE STATE WHERE THE LAND IS LOCATED, (VI) THE PRIORITY OF THE LIEN EVIDENCED BY THE LIEN INSTRUMENT AND OTHER LIENS THAT MAY BE CREATED ON THE MORTGAGED PROPERTY, OR (VII) ANY OTHER MATTERS CONTAINED IN THIS AGREEMENT, THE LIEN INSTRUMENT OR THE OTHER LOAN DOCUMENTS WHICH ARE PURPORTED TO BE GOVERNED BY THE UNIFORM COMMERCIAL CODE ADOPTED BY THE STATE WHERE THE LAND IS LOCATED OR NAMES EXPRESS REFERENCE TO LAWS, STATUTES OR THE LAWS OF THE STATE WHERE THE LAND IS LOCATED.

11.5    Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by facsimile (provided an identical notice is also sent simultaneously by overnight courier or personal delivery as otherwise provided in this Section 11.5). Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or facsimile, the next Business Day if sent by overnight courier, or three (3) Business Days after posting if sent by first class United States mail or certified mail, return receipt requested; provided that, any notice received after 5:00 P.M. local time at the location of delivery on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day. For purposes of such notices, the addresses of the parties shall be as follows:

Administrative Agent:	Compass Bank 8080 North Central Expressway, Suite 310 Dallas, Texas 75206 Attention: Institutional Real Estate Lending Department Facsimile: (214) 706-8054

With a copy to:	niles.holmes.pc 2609 Thomas Avenue Dallas, TX 75204 Attention: Niles Holmes Facsimile: (214) 853-5630

Borrower:	BOPFigat7th LLC c/o Brookfield Properties, Inc. Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 Attention: Jason Kirschner Facsimile: (646) 430-8556

With a copy to:	BOPFigat7th LLC c/o Brookfield Properties, Inc. Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 Attention: General Counsel Facsimile: (212) 417-7195

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With a copy to:	Goodwin Proctor LLP Exchange Place 53 State Street Boston, Massachusetts 02109 Attention: Diane McCabe, Esq. Facsimile: (617) 801-8623
provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.

11.6    Reliance by Lender. Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

11.7    Assignment.

(a)Assignment. Any Lender may, with the prior written consent of Administrative Agent, and (so long as no Event of Default exists) of Borrower (which shall not be unreasonably withheld or delayed), at any time assign and delegate to one or more commercial banks or other financial institutions (any such entity to which such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Lender’s Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender’s Pro Rata Share of the Commitment Amount and (ii) Two and One-Half Million and 00/100 Dollars ($2,500,000.00); provided that, (x) such Assignee must be an Eligible Assignee, (y) any assignment by Administrative Agent shall not result in Administrative Agent holding a Lender’s Commitment in an amount less than the lower of (1) $2,500,000.00 or (2) the smallest amount of a Lender’s Commitment held by any Lender a party to this Agreement and (z) Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

(1)five (5) Business Days (or such lesser period of time as Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to Borrower and Administrative Agent by such assigning Lender and the Assignee;

(2)the assigning Lender and the Assignee shall have executed and delivered to Borrower and the Administrative Agent an assignment agreement substantially in the form of Exhibit C (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by Administrative Agent; and

(3)except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Assignee shall have paid Administrative Agent a processing fee of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00).
From and after the date on which the conditions described above have been met, (A) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder arising from and after the effective date of such assignment. Within five (5) Business Days after effectiveness of any assignment and delegation and delivery by Administrative Agent to Borrower such Note or Notes for execution, so long as Borrower has received a

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copy of the predecessor Note marked "exchanged" with an original to promptly follow thereafter, Borrower shall execute and deliver to Administrative Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee’s Pro Rata Share of the Commitment Amount and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Commitment Amount retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall promptly mark the predecessor Note "exchanged" and deliver it to Borrower. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitment of, and principal amount (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender at any time and from time to time upon reasonable prior notice. The obligations of Borrower under the Loan Documents are registered obligations and the right, title and interest of Lender and its Assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register. This Subsection 11.7(a) shall be construed so that such obligations are at all times maintained in "registered from" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations). Any attempted assignment and delegation not made in accordance with this Subsection 11.7(a) shall be null and void.

(b)Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions participating interests in any Loans owing to such Lender, the Note held by such Lender, the Commitment of such Lender, or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender shall remain the holder of its Note for all purposes of this Agreement, (ii) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iii) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder and participants shall not have the right to further participate their interests. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided herein. Notwithstanding any provision contained herein to the contrary, except for those costs or expenses incurred as a result of an Event of Default, Borrower shall not otherwise be required to pay any costs or expenses incurred by or in connection with any Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other obligations under any Loan Document from time to time (the "Participant Register"). The obligations of Borrower under the Loan Documents are registered obligations within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations and any other relevant or successor provisions of the Internal Revenue Code or such regulations (and shall be construed as such) and the right, title and interest of each Participant in and to such obligations shall be transferable only upon notation of such transfer in the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its

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other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Pledge. Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of Borrower. No such pledge or grant of a security interest shall release such Lender of its obligations hereunder or under any other Loan Document or alter any of the rights or obligations of the parties hereto.

(d)Costs and Expenses. Except for those costs or expenses incurred by Administrative Agent, solely in its capacity as Administrative Agent, Borrower shall not be liable or responsible for any costs and expenses associated with, or arising out of, any assignment or participation by a Lender hereunder, including, without limitation, any title insurance-related costs, transfer or other taxes, recording or escrow fees or legal fees.

11.8    Controlling Agreement. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable Texas law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law) and that this section shall control every other covenant and agreement in this Agreement. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Indebtedness, or if Lender’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the loan evidenced and/or secured by the Loan Documents. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or any other indebtedness then owing by Borrower to Lender. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.9    Controlling Document. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

11.10    Construction of Agreement. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined in Section 1.1 hereof, and whether

LOAN AGREEMENT – PAGE 63

used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.

11.11    Counterpart Execution. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

11.12    WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

11.13    NOTICE OF INDEMNIFICATION. BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.8, 6.1, 8.1, 8.2, 10.1, 10.3 AND 10.7 HEREOF.

11.14    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

11.15    Exculpation. In no event shall Guarantor or any Interest Holder have any personal or other liability under this Agreement or any of the other Loan Documents, except as expressly provided for in the Guaranty and/or the Environmental Liabilities Agreement.

List of Attachments:

Schedule 1	-	Pro Rata Shares of Lenders
Exhibit A	-	Land Description
Exhibit A-1	-	Land Description (Parking)
Exhibit B	-	Form of Note
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	Interest Rate Option Selection
Exhibit E	-	Form of Financial Statement Certificate
Exhibit F	-	Form of Operating Certificate
Exhibit G	-	Form of DCR Compliance Certificate
Exhibit H	-	Form of Financial Covenants Compliance Certificate
[Remainder of page intentionally left blank.]

LOAN AGREEMENT – PAGE 64

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

BORROWER: BOP FIGAT7TH LLC, a Delaware limited liability company By: /s/ JASON KIRSCHNER Name: Jason Kirschner Title: Vice President, Finance

LOAN AGREEMENT – SIGNATURE PAGE

ADMINISTRATIVE AGENT:

COMPASS BANK,
an Alabama banking corporation, as Administrative
Agent for and on behalf of Compass Bank and the other
Lenders party hereto and any successors or assigns of
said parties

By: /s/ DON BYERLY
Name: Don Byerly
Title: Senior Vice President

Agent’s Address:

Compass Bank
8080 N. Central Expressway, Suite 310
Dallas, Texas 75206
Attention: Institutional Real Estate Lending
Department, Don Byerly
Telephone: (214) 706-8094
Facsimile: (214) 706-8054
Email: don.byerly@bbva.com

LENDER:
COMPASS BANK,
an Alabama banking corporation

By: /s/ DON BYERLYName: Don Byerly
Title: Senior Vice PresidentLender’s Address:
Compass Bank
8080 N. Central Expressway, Suite 310
Dallas, Texas 75206
Attention: Institutional Real Estate Lending
                        Department, Don Byerly
Telephone: (214) 706-8094
Facsimile: (214) 706-8054
Email: don.byerly@bbva.com

LOAN AGREEMENT – SIGNATURE PAGE

SCHEDULE 1
Pro Rata Shares of Lenders

Lender	Pro Rata Shares	Commitment Amount

Compass	100%	$35,000,000
All Lenders	100%	$35,000,000

SCHEDULE 1 – PAGE 1

EXHIBIT A
Legal Description
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 3 OF TRACT NO. 71804, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 1379 PAGES 42 TO 48, INCLUSIVE OF MAPS, THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LAND ALL MINERALS, GAS, OIL, PETROLEUM, NAPTHA AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER THAT PORTION OF SAID LAND, INCLUDED WITHIN THAT PORTION OF THE JACKINS TRACT IN BOOK 2, PAGE 71 OF MAPS, DESCRIBED AS FOLLOWS:

LOT 16 AND THE EASTERLY 10 FEET OF LOT 17 TOGETHER WITH THAT PORTION OF SAID LAND WHICH WOULD PASS BY OPERATIONS OF LAW WITH THE CONVEYANCE OF SAID LOT 16 AND THE EASTERLY 10 FEET OF LOT 17 TOGETHER WITH ALL NECESSARY AND CONVENIENT RIGHTS TO EXPLORE FOR, DEVELOP, PRODUCE, EXTRACT AND TAKE THE SAME INCLUDING THE EXCLUSIVE RIGHT TO DIRECTIONALLY DRILL INTO AND THROUGH SAID LAND FROM OTHER LANDS AND INTO THE SUBSURFACE OR OTHER LANDS, SUBJECT TO THE EXPRESS LIMITATIONS THAT ANY AND ALL OPERATIONS FOR THE EXPLORATION, DEVELOPMENT, PRODUCTION, EXTRACTION AND TAKING OF ANY OF SAID SUBSTANCES SHALL BE CARRIED ON AT LEVELS BELOW THE DEPTH OF 500 FEET FROM THE SURFACE OF THE ABOVE DESCRIBED PROPERTY BY MEANS OF MINES, WELLS, DERRICKS, AND/OR OTHER EQUIPMENT FROM THE SURFACE LOCATIONS ON ADJOINING OR NEIGHBORING LAND LYING OUTSIDE OF THE ABOVE DESCRIBED PROPERTY AND SUBJECT FURTHER TO THE EXPRESS LIMITATIONS THAT THE FOREGOING RESERVATIONS SHALL IN NO WAY BE INTERPRETED TO INCLUDE ANY RIGHTS OF ENTRY IN AND UPON THE SURFACE OF THE ABOVE DESCRIBED STRIP OF LAND, AS RESERVED BY MARY E. MC KENNEY, A MARRIED WOMAN ALSO KNOWN AS MARY ELIZABETH MC KENNEY, IN DEED RECORDED SEPTEMBER 24, 1968 AS INSTRUMENT NO. 560.

EXCEPT FROM SAID LOT, ALL OIL, GAS, AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077, PAGE 558 OF LOS ANGELES COUNTY RECORDS, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233.

PARCEL 1A:

AN UNDIVIDED 14.75 PERCENT INTEREST IN AND TO LOT 4 OF AMENDED TRACT 32622, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 1098 PAGE 83 TO 86 INCLUSIVE OF MAPS THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 4, ALL OIL, GAS, AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFTS OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077, PAGE 558 OF OFFICIAL RECORDS COUNTY RECORDER, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART

EXHIBIT A – PAGE 1

OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233.

PARCEL 2:

EASEMENTS FOR PARKING, INGRESS AND EGRESS FOR PEDESTRIANS AND AUTOMOBILES, UTILITIES, SUPPORT, CONSTRUCTION, LOADING DOCKS AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT BY AND AMONG SEVENTH STREET PLAZA ASSOCIATES, THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, AND PPLA PLAZA LIMITED PARTNERSHIP, DATED JUNE 20, 1986 AND RECORDED JUNE 04, 1987 AS INSTRUMENT NO. 87-885291, OFFICIAL RECORDS, SAID AGREEMENT BEING AMENDED BY AMENDMENT NO. 1 TO AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED DECEMBER 5, 1990, BY AND BETWEEN PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP AND SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, RECORDED DECEMBER 21, 1990 AS INSTRUMENT NO. 90-2108281,AND RE-RECORDED APRIL 30, 1991 AS INSTRUMENT NO. 91-619078, BOTH OF OFFICIAL RECORDS, AND BY AMENDMENT NO. 2 TO AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED JANUARY 1, 1993, BY AND AMONG PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, AND THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, RECORDED JANUARY 30, 1995 AS INSTRUMENT NO. 95-150496, OFFICIAL RECORDS.

PARCEL 3:

EASEMENTS FOR PEDESTRIAN INGRESS AND EGRESS, ENCROACHMENTS, CONSTRUCTION, UTILITIES AND SUPPORT, LOADING DOCKS, PARKING TURNAROUND, ACCESS, MAINTENANCE, REPAIR, RESTORATION AND REPLACEMENT, AND CONDENSED WATER AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN RECIPROCAL EASEMENT AND COST SHARING AGREEMENT BY AND AMONG EYP REALTY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, BOP FIGAT7TH LLC, A DELAWARE LIMITED LIABILITY COMPANY AND BOP FIGAT7TH PARKING LLC, A DELAWARE LIMITED LIABILITY COMPANY, DATED SEPTEMBER __, 2014, AND RECORDED ON SEPTEMBER __, 2014 AS INSTRUMENT NO. 2014-_____________ OF OFFICIAL RECORDS.

PARCEL 4:

EASEMENTS AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED “AMENDED AND RESTATED LOT 4 CO-OWNERSHIP AGREEMENT”, DATED SEPTEMBER __, 2014 EXECUTED BY EYP REALTY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, BOP FIGAT7TH LLC, A DELAWARE LIMITED LIABILITY COMPANY AND BOP FIGAT7TH PARKING LLC, A DELAWARE LIMITED LIABILITY COMPANY, SUBJECT TO ALL THE TERMS, PROVISION(S) AND CONDITIONS THEREIN CONTAINED, RECORDED SEPTEMBER __, 2014 AS INSTRUMENT NO. 2014-_____________ OF OFFICIAL RECORDS.

PARCEL 5:

WATER SUPPLY EASEMENTS AS CREATED BY THAT CERTAIN GRANT DEED DATED SEPTEMBER __, 2014 EXECUTED BY EYP REALTY, LLC, A DELAWARE LIMITED LIABILITY COMPANY IN FAVOR OF BOP FIGAT7TH LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, SUBJECT TO ALL THE TERMS, PROVISION(S) AND CONDITIONS THEREIN CONTAINED, RECORDED SEPTEMBER __, 2014 AS INSTRUMENT NO. 2014-_____________ OF OFFICIAL RECORDS.

EXHIBIT A – PAGE 2

EXHIBIT A-1
Legal Description (Parking)
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

LOTS 5 AND 6 OF AMENDED TRACT 32622, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 1098 PAGES 83 TO 86 INCLUSIVE OF MAPS THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EASEMENTS FOR PARKING, INGRESS AND EGRESS FOR PEDESTRIANS AND AUTOMOBILES, UTILITIES, SUPPORT, CONSTRUCTION, LOADING DOCKS AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT BY AND AMONG SEVENTH STREET PLAZA ASSOCIATES, THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, AND PPLA PLAZA LIMITED PARTNERSHIP, DATED JUNE 20, 1986 AND RECORDED JUNE 04, 1987 AS INSTRUMENT NO. 87-885291, OFFICIAL RECORDS, SAID AGREEMENT BEING AMENDED BY AMENDMENT NO. 1 TO AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED DECEMBER 5, 1990, BY AND BETWEEN PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP AND SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, RECORDED DECEMBER 21, 1990 AS INSTRUMENT NO. 90-2108281, AND RE-RECORDED APRIL 30, 1991 AS INSTRUMENT NO. 91-619078, BOTH OF OFFICIAL RECORDS, AND BY AMENDMENT NO. 2 TO AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED JANUARY 1, 1993, BY AND AMONG PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, AND THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, RECORDED JANUARY 30, 1995 AS INSTRUMENT NO. 95-150496, OFFICIAL RECORDS.

EXHIBIT A-1 – PAGE 1

EXHIBIT B
Form of Promissory Note
[The form of Promissory Note immediately follows this cover page.]

EXHIBIT B – COVER PAGE

EXHIBIT C
Form of Assignment and Acceptance
[The form of Assignment and Acceptance immediately follows this cover page.]

EXHIBIT C – COVER PAGE

ASSIGNMENT AND ACCEPTANCE
Reference is made to the Loan Agreement dated as of September 10, 2014 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement") among (i) BOP FIGAT7TH LLC, a Delaware limited liability company ("Borrower"), (ii) the several banks and financial institutions from time to time parties to the Agreement (collectively, "Lenders") and (iii) Compass Bank, as Administrative Agent for the Lenders (in such capacity "Administrative Agent"). Terms defined in the Loan Agreement are used herein with the same meaning. This Assignment and Acceptance, between the Assignor (as identified on Schedule 1 hereto) and the Assignee (as identified on Schedule 1 hereto) is dated as of the Effective Date (as specified on Schedule 1 hereto, the "Effective Date").
The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to the Assignor, as of the Effective Date, the interest (the "Assigned Interest") in and to the Assignor’s rights and obligations under the Loan Agreement with respect to the Loans under the Loan Agreement (the "Assigned Interest"), in a principal amount and percentage of the credit facility as set forth in Schedule 1.
The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note held by it evidencing the Assigned Interest and requests that Administrative Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained any interest in the Assigned Interest) and a new Note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).
The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Documents, together with copies of the financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, Administrative Agent or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (d) appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender including its obligation pursuant to Section 9.6 of the Loan Agreement to deliver the forms and other documentation as provided in Section 9.6 and otherwise comply with Section 9.6 and (f) shall comply with Register and Participant Register provisions as provided in Subsections 11.7(a) and (b), respectively. Assignee certifies that the representations, warranties and certifications in Subsection 9.6(c) and Section 9.7 of the Loan Agreement are true and correct and will continue to be true and correct after such assignment is effective. Assignee acknowledges that Borrower is permitted to exclusively rely on any direction, waiver, consent or approval of Administrative Agent as provided in Subsection 10.2(g) of the Loan Agreement.
This Agreement is conditioned upon the acceptance of Administrative Agent pursuant to the Loan Agreement. The execution of this Agreement by Administrative Agent is evidence of this consent. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance by it and recording by Administrative Agent pursuant to Section 11.7 of the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by Administrative Agent of the executed Assignment and Acceptance).

ASSIGNMENT AND ACCEPTANCE – PAGE 1

Upon such acceptance and recording, from and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for period prior to the Effective Date or with respect to the making of this Assignment directly between themselves.
From and after the Effective Date (a) the Assignee shall be a party to the Loan Agreement and, with respect to the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and (b) the Assignor shall, with respect to the Assigned Interest, relinquish its rights and be released from its obligations under the Loan Agreement.
This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

ASSIGNMENT AND ACCEPTANCE – PAGE 2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed on Schedule 1 hereto by their respective duly authorized officers.

ASSIGNOR: By: Name: Title:

ASSIGNEE: By: Name: Title:

ACCEPTED BY ADMINISTRATIVE AGENT: COMPASS BANK, as Administrative Agent By: Name: Title:

ASSIGNMENT AND ACCEPTANCE – SIGNATURE PAGE

SCHEDULE 1
TO
ASSIGNMENT AND ACCEPTANCE
NAME OF ASSIGNOR:
NAME OF ASSIGNEE:
EFFECTIVE DATE OF ASSIGNMENT:

PRINCIPAL AMOUNT ASSIGNED (ASSIGNEE’S COMMITMENT):	ASSIGNEE’S PRO RATA SHARE IN LOAN
$____________________	______________%

SCHEDULE 1 – PAGE SOLO

EXHIBIT D
Interest Rate Option Selection
[The form of Interest Rate Option Selection immediately follows this cover page.]

EXHIBIT D – COVER PAGE

INTEREST RATE OPTION SELECTION

BORROWER: BOP FIGAT7TH LLC
OBLIGOR NO:________________________________
PRIME OBLIG #:______________________________
LIBOR OBLIG #:______________________________
AMOUNT AVAILABLE FOR PRICING:__________

				Indicative Interest Rate As Of:

				Effective Date:

OPTION RATE PERIOD(S)	Base Rate (%)	Spread (%)	0.00%	Amount		Expiration Date

Prime					*

One (1) Month LIBOR			0.00000%	0	*

Two (2) Month LIBOR			0.00000%	0	*

Three (3) Month LIBOR			0.00000%	0	*

*Borrower must contact the Bank two (2) Banking Days before the
Expiration Date to request your next Interest Rate Option Selection(s).

INTEREST RATE OPTION SELECTION – PAGE 1

EXECUTED effective as of ____________________, 20___.

BORROWER: BOP FIGAT7TH LLC, a Delaware limited liability company By: Name: Title:

INTEREST RATE OPTION SELECTION – SIGNATURE PAGE

EXHIBIT E
Financial Statement Certificate
[The form of Financial Statement Certificate immediately follows this cover page.]

EXHIBIT E – COVER PAGE

FINANCIAL STATEMENT CERTIFICATE
Compass Bank
8080 North Central Expressway
Suite 310
Dallas, Texas 75265-0561
Attn: Institutional Real Estate Lending Department

Re:
Loan Agreement ("Loan Agreement") dated as of September 10, 2014 by and between from BOP FIGAT7TH LLC, a Delaware limited liability company ("Borrower"), and COMPASS BANK, an Alabama banking corporation, as lender, and as Administrative Agent for those other Lenders as such terms are defined in the Loan Agreement (together with their successors and assigns, collectively, "Lender")

Gentlemen:
Pursuant to the Loan Agreement, Borrower certifies and warrants to Lender that as of [March 31], [June 30], [September 30], [December 31]:
To the best of its knowledge, the financial statements of Borrower attached hereto as Schedule I are in accordance with the requirements of the Loan Agreement in all material respects.
Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.
In preparing this Financial Statement Certificate, Borrower has conducted, or caused to be conducted under the supervision of authorized signatory hereto, such investigations as in such signatory’s opinion are necessary and satisfactory in scope and substance to determine the facts set forth herein and upon which Lender is justified in relying. The individual executing this Financial Statement Certificate on behalf of Borrower shall have no personal liability under or arising related to this Financial Statement Certificate.

FINANCIAL STATEMENT CERTIFICATE – PAGE 1

WITNESS the due execution of this Financial Statement Certificate by the undersigned on _________, 20__.

BORROWER: BOP FIGAT7TH LLC, a Delaware limited liability company By: Name: _______________________ Title: ________________________

FINANCIAL STATEMENT CERTIFICATE – SIGNATURE PAGE

EXHIBIT F
Operating Certificate
[The form of Operating Certificate immediately follows this cover page.]

EXHIBIT F – COVER PAGE

OPERATING CERTIFICATE
Compass Bank
8080 North Central Expressway
Suite 310
Dallas, Texas 75265-0561
Attn: Institutional Real Estate Lending Department

Re:
Loan Agreement (the "Loan Agreement") dated as of September 10, 2014 by and between BOP FIGAT7TH LLC, a Delaware limited liability company ("Borrower"), and COMPASS BANK, an Alabama banking corporation, as lender, and as Administrative Agent for those other Lenders as such terms are defined in the Loan Agreement (together with their successors and assigns, collectively, "Lender")

Gentlemen:
Pursuant to the Loan Agreement, Borrower certifies and warrants to Lender that, to the best of its knowledge and belief, the operating statements and rent roll for the Mortgaged Property attached hereto as Schedule I are true and correct in all material respects as of the respective dates thereof.
Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.
In preparing this Operating Certificate, Borrower has conducted, or caused to be conducted under the supervision of authorized signatory hereto, such investigations as in such signatory’s opinion are necessary and satisfactory in scope and substance to determine the facts set forth herein and upon which Lender is justified in relying. The individual executing this Operating Certificate on behalf of Borrower shall have no personal liability under or arising related to this Operating Certificate.

OPERATING CERTIFICATE – PAGE 1

WITNESS the due execution of this Operating Certificate by the undersigned on _________, 20__.

BORROWER: BOP FIGAT7TH LLC, a Delaware limited liability company By: Name: _______________________ Title: ________________________

OPERATING CERTIFICATE – SIGNATURE PAGE

EXHIBIT G

DCR Compliance Certificate
[The form of DCR Compliance Certificate immediately follows this cover page.]

EXHIBIT G – COVER PAGE

DCR COMPLIANCE CERTIFICATE
Compass Bank
8080 North Central Expressway
Suite 310
Dallas, Texas 75265-0561
Attn: Institutional Real Estate Lending Department

Re:
Loan Agreement (the "Loan Agreement") dated as of September 10, 2014 by and between BOP FIGAT7TH LLC, a Delaware limited liability company ("Borrower"), and COMPASS BANK, an Alabama banking corporation, as lender, and as Administrative Agent for those other Lenders as such terms are defined in the Loan Agreement (together with their successors and assigns, collectively, "Lender")

Gentlemen:
Pursuant to the Loan Agreement, Borrower certifies and warrants to Lender that as of [_________]:
The Debt Coverage Ratio (Extension), as determined in accordance with the Loan Agreement equals or exceeds the Debt Coverage Ratio (Extension) Minimum.
To its knowledge, the calculation of the Debt Coverage Ratio (Extension) attached hereto as Schedule I are in accordance with the requirements of the Loan Agreement in all material respects.
Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.
In preparing this DCR Compliance Certificate, Borrower has conducted, or caused to be conducted under the supervision of authorized signatory hereto, such investigations as in such signatory’s opinion are reasonably necessary and satisfactory in scope and substance to determine the facts set forth herein and upon which Lender is justified in relying. The individual executing this DCR Compliance Certificate on behalf of Borrower shall have no personal liability under or arising related to this DCR Compliance Certificate.

DCR COMPLIANCE CERTIFICATE – PAGE 1

WITNESS the due execution of this DCR Compliance Certificate by the undersigned on _________, 20__.

BORROWER: BOP FIGAT7TH LLC, a Delaware limited liability company By: Name: _______________________ Title: ________________________

DCR COMPLIANCE CERTIFICATE – Signature Page

EXHIBIT H

Financial Covenants Compliance Certificate
[The form of Financial Covenants Compliance Certificate immediately follows this cover page.]

EXHIBIT H – COVER PAGE

FINANCIAL COVENANTS COMPLIANCE CERTIFICATE
Compass Bank
8080 North Central Expressway
Suite 310
P.O. Box 650561
Dallas, Texas 75265-0561
Attn: Institutional Real Estate Lending Department

Re:
Guaranty (the "Guaranty") dated as of September 10, 2014, from BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company (the "Guarantor"), to COMPASS BANK, an Alabama banking corporation, as lender, and as Administrative Agent for those other Lenders as defined in the Loan Agreement (as defined therein) (together with their successors and assigns, collectively, "Lender")

Gentlemen:
Pursuant to the Guaranty, Guarantor certifies and warrants to Lender that as of that as of [March 31], [June 30], [September 30], [December 31]:

1.	The financial statements of Guarantor attached hereto as Schedule I are in accordance with the requirements of the Guaranty.

2.
The Net Worth of Guarantor, as determined in accordance with the Guaranty is not less than the Net Worth (Minimum), comprised as more particularly described in the financial statements provided herewith to Lender.

3.	Guarantor is in compliance with the financial covenants of Guarantor as set forth in the Guaranty, except as follows (if any):
______________________________________________________________________
______________________________________________________________________

4.	The representations and warranties set forth in the Guaranty are true and correct in all material respects with the same effect as if made on and as of that date, except as follows (if any):
______________________________________________________________________
______________________________________________________________________
Capitalized terms used and not otherwise defined herein have the meanings given them in the Guaranty.
In preparing this Compliance Certificate, Guarantor has conducted, or caused to be conducted under the supervision of authorized signatory hereto, such investigations as in such signatory’s opinion are necessary and satisfactory in scope and substance to determine the facts set forth herein and upon which Lender is justified in relying. The individual executing this Financial Covenants Compliance Certificate on behalf of Borrower shall have no personal liability under or arising related to this Financial Covenants Compliance Certificate.

FINANCIAL COVENANTS COMPLIANCE CERTIFICATE – PAGE 1

WITNESS the due execution of this Compliance Certificate by the undersigned on _________, _____.

GUARANTOR: BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company By: Name: Title:

FINANCIAL COVENANTS COMPLIANCE CERTIFICATE – SIGNATURE PAGE